EXHIBIT 10.1

                               FINANCING AGREEMENT

                            Dated as of June 16, 2005

                                  by and among

      NORTH ATLANTIC TRADING COMPANY, INC., NATIONAL TOBACCO COMPANY, L.P.,
            NORTH ATLANTIC OPERATING COMPANY, INC., NATIONAL TOBACCO
          FINANCE CORPORATION, NORTH ATLANTIC CIGARETTE COMPANY, INC.,
           RBJ SALES, INC., FRED STOKER & SONS, INC. AND STOKER, INC.,
                                  as Borrowers,


                     NORTH ATLANTIC HOLDING COMPANY, INC. ,
                                  as Guarantor,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                                       and

                             FORTRESS CREDIT CORP.,
                                    as Agent

                                TABLE OF CONTENTS


                                                                                                              Page
                                                                                                              ----

     ARTICLE I DEFINITIONS; CERTAIN TERMS.......................................................................1
         Section 1.01        Definitions........................................................................1
         Section 1.02        Terms Generally...................................................................27
         Section 1.03        Accounting and Other Terms........................................................28
         Section 1.04        Time References...................................................................28

     ARTICLE II THE LOANS......................................................................................28
         Section 2.01        Commitments.......................................................................28
         Section 2.02        Making the Loans..................................................................29
         Section 2.03        Repayment of Loans; Evidence of Debt..............................................32
         Section 2.04        Interest..........................................................................32
         Section 2.05        Reduction of Commitment; Prepayment of Loans......................................33
         Section 2.06        Fees..............................................................................35
         Section 2.07        Securitization....................................................................35
         Section 2.08        Taxes.............................................................................36
         Section 2.09        LIBOR Not Determinable; Illegality................................................38
         Section 2.10        Indemnity.........................................................................38
         Section 2.11        Continuation and Conversion of Loans..............................................39

     ARTICLE III LETTERS OF CREDIT.............................................................................40
         Section 3.01        Letter of Credit Guaranty.........................................................40
         Section 3.02        Participations....................................................................42
         Section 3.03        Letters of Credit.................................................................43

     ARTICLE IV FEES, PAYMENTS AND OTHER COMPENSATION..........................................................44
         Section 4.01        Audit and Collateral Monitoring Fees..............................................44
         Section 4.02        Payments; Computations and Statements.............................................44
         Section 4.03        Sharing of Payments, Etc..........................................................45
         Section 4.04        Apportionment of Payments.........................................................45
         Section 4.05        Increased Costs and Reduced Return................................................46
         Section 4.06        Joint and Several Liability of the Borrowers......................................48

     ARTICLE V CONDITIONS TO LOANS.............................................................................49
         Section 5.01        Conditions Precedent to Effectiveness.............................................49
         Section 5.02        Conditions Precedent to All Loans and Letters of Credit...........................53
         Section 5.03        Conditions Subsequent to the Initial Loans........................................54

     ARTICLE VI REPRESENTATIONS AND WARRANTIES.................................................................55
         Section 6.01        Representations and Warranties....................................................55

     ARTICLE VII COVENANTS OF THE LOAN PARTIES.................................................................64
         Section 7.01        Affirmative Covenants.............................................................64
         Section 7.02        Negative Covenants................................................................72
         Section 7.03        Financial Covenants...............................................................78


                                       i

     ARTICLE VIII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL................79
         Section 8.01        Collection of Accounts Receivable; Management of Collateral.......................79
         Section 8.02        Accounts Receivable Documentation.................................................81
         Section 8.03        Status of Accounts Receivable and Other Collateral................................81
         Section 8.04        Collateral Custodian..............................................................81

     ARTICLE IX EVENTS OF DEFAULT..............................................................................82
         Section 9.01        Events of Default.................................................................82

     ARTICLE X AGENT ..........................................................................................86
         Section 10.01       Appointment.......................................................................86
         Section 10.02       Nature of Duties..................................................................87
         Section 10.03       Rights, Exculpation, Etc..........................................................87
         Section 10.04       Reliance..........................................................................88
         Section 10.05       Indemnification...................................................................88
         Section 10.06       Agent Individually................................................................88
         Section 10.07       Successor Agent...................................................................88
         Section 10.08       Collateral Matters................................................................89
         Section 10.09       Agency for Perfection.............................................................90

     ARTICLE XI GUARANTY.......................................................................................91
         Section 11.01       Guaranty..........................................................................91
         Section 11.02       Guaranty Absolute.................................................................91
         Section 11.03       Waiver............................................................................92
         Section 11.04       Continuing Guaranty; Assignments..................................................92
         Section 11.05       Subrogation.......................................................................93

     ARTICLE XII MISCELLANEOUS.................................................................................93
         Section 12.01       Notices, Etc......................................................................93
         Section 12.02       Amendments, Etc...................................................................94
         Section 12.03       No Waiver; Remedies, Etc..........................................................95
         Section 12.04       Expenses; Taxes; Attorneys' Fees..................................................95
         Section 12.05       Right of Set-off..................................................................96
         Section 12.06       Severability......................................................................96
         Section 12.07       Assignments and Participations....................................................96
         Section 12.08       Counterparts.....................................................................100
         Section 12.09       GOVERNING LAW....................................................................100
         Section 12.10       CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE............................100
         Section 12.11       WAIVER OF JURY TRIAL, ETC........................................................101
         Section 12.12       Consent by the Agent and Lenders.................................................101
         Section 12.13       No Party Deemed Drafter..........................................................101
         Section 12.14       Reinstatement; Certain Payments..................................................101
         Section 12.15       Indemnification..................................................................102
         Section 12.16       NATC as Agent for Borrowers......................................................103
         Section 12.17       Records..........................................................................104
         Section 12.18       Binding Effect...................................................................104
         Section 12.19       Interest.........................................................................104
         Section 12.20       Confidentiality..................................................................105
         Section 12.21       Integration......................................................................106
         Section 12.22       Public Disclosures...............................................................106

                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedule 1.01(A)  Lenders and Lenders' Commitments

Schedule 6.01(c)  Governmental Approvals
Schedule 6.01(e)  Capitalization; Subsidiaries
Schedule 6.01(f)  Litigation; Commercial Tort Claims
Schedule 6.01(i)  ERISA
Schedule 6.01(o)  Real Property
Schedule 6.01(q)  Operating Lease Obligations
Schedule 6.01(r)  Environmental Matters
Schedule 6.01(s)  Insurance
Schedule 6.01(v)  Bank Accounts
Schedule 6.01(w)  Intellectual Property
Schedule 6.01(x)  Material Contracts
Schedule 6.01(cc) Name; Jurisdiction of Organization; Organizational ID Number;
                  Chief Place of Business; Chief Executive Office; FEIN

Schedule 6.01(dd) Tradenames
Schedule 6.01(ee) Collateral Locations
Schedule 7.02(a)  Existing Liens
Schedule 7.02(b)  Existing Indebtedness
Schedule 7.02(e)  Existing Investments
Schedule 7.02(k)  Limitations on Dividends and Other Payment Restrictions
Schedule 8.01     Cash Management Accounts

Exhibit A      Form of Guaranty
Exhibit B      Form of Security Agreement
Exhibit C      Form of Pledge Agreement
Exhibit D      Form of Notice of Borrowing
Exhibit E      Form of Contribution Agreement
Exhibit F      Form of Opinion of Counsel
Exhibit G      Form of Letter of Credit Application
Exhibit H      Form of Assignment and Acceptance
Exhibit I      Form of Intercompany Subordination Agreement

                               FINANCING AGREEMENT

           Financing Agreement, dated as of June 16, 2005, by and among North Atlantic Holding Company, Inc., a Delaware corporation (the "Parent"), North Atlantic Trading Company, Inc., a Delaware corporation ("NATC"), National Tobacco Company, L.P., a Delaware limited partnership ("NTC"), North Atlantic Operating Company, Inc., a Delaware corporation ("NAOC"), North Atlantic Cigarette Company, Inc., a Delaware corporation ("NACC"), National Tobacco Finance Corporation, a Delaware corporation ("NTFC"), RBJ Sales, Inc., a Tennessee corporation ("RB"), Fred Stoker & Sons, Inc., a Tennessee corporation ("Fred Stoker") and Stoker, Inc., a Tennessee corporation ("Stoker" and together with NATC, NTC, NAOC, NACC, NTFC, RB and Fred Stoker, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (together with the Parent, each a "Guarantor" and collectively, the "Guarantors"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), and Fortress Credit Corp., a Delaware corporation ("Fortress"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

           The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of (a) a term loan A in the aggregate principal amount of $30,000,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed $55,000,000 at any time outstanding, which will include a subfacility for the issuance of letters of credit. The proceeds of the term loan and the loans made under the revolving credit facility shall be used to refinance existing bank indebtedness of the Borrowers and for working capital requirements and other general corporate purposes of the Borrowers. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

           In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

           Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

           "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

           "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for Inventory sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

           "Acquisition" means the acquisition of all of the Capital Stock of any Person or certain assets of any Person.

           "Action" has the meaning specified therefor in Section 12.12.

           "additional amount" has the meaning specified therefor in Section 2.08(a).

           "Administrative Borrower" has the meaning specified therefor in
Section 12.16.

           "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Agent or any Lender be considered an "Affiliate" of any Loan Party.

           "Affected Lender" has the meaning specified therefor in Section 4.05(c).

           "After Acquired Property" has the meaning specified therefor in
Section 7.01(o).

           "Agent" has the meaning specified therefor in the preamble hereto.

           "Agent Advances" has the meaning specified therefor in Section 10.08(a).

           "Agent's Account" means an account at a bank designated by the Agent from time to time as the account into which the Loan Parties shall make all payments to the Agent for the benefit of the Agent and the Lenders under this Agreement and the other Loan Documents.

           "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules thereto, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

           "Applicable LIBOR Rate Margin" means, as of any date of determination,

           (a) For the period from and including the Effective Date to but excluding the effective date of any determination of the Applicable LIBOR Rate Margin pursuant to clause (b) below, 3.50% per annum (the "Initial Applicable LIBOR Rate Margin").

           (b) Thereafter, the Applicable LIBOR Rate Margin set forth in the table below that corresponds to the applicable Leverage Ratio set forth opposite thereto (as determined in accordance with clauses (c) and (d) below).


            -------------------------------------------------- ---------------------------------

                             Leverage Ratio                     Applicable LIBOR Rate Margin:
                             --------------                     -----------------------------
            -------------------------------------------------- ---------------------------------

                   Greater than or equal to 3.00:1.00                       6.25%
            -------------------------------------------------- ---------------------------------

                  Less than 3.00:1.00 but greater than
                          or equal to 2.25:1.00                             5.25%
            -------------------------------------------------- ---------------------------------

                  Less than 2.25:1.00 but greater than
                          or equal to 1.75:1.00                             4.25%
            -------------------------------------------------- ---------------------------------

                           Less than 1.75:1.00                              3.50%
            -------------------------------------------------- ---------------------------------

           (c) The Applicable LIBOR Rate Margin shall be determined from time to time pursuant to clause (b) above on the first day of the calendar month following (i) the consummation of a Permitted Acquisition, (ii) the consummation of any repurchase by a Loan Party of any NAHC Notes or NATC Notes and (iii) the date on which the Borrowers deliver to the Agent a quarterly compliance certificate in accordance with Section 7.01(a)(iv), commencing with the delivery by the Borrowers of the quarterly compliance certificate for the fiscal quarter of NATC and its Subsidiaries ended June 30, 2005. In the event that a compliance certificate is not provided to the Agent in accordance with Section 7.01(a)(iv), the Applicable LIBOR Rate Margin shall be set at the relevant Applicable LIBOR Rate Margin set forth in the table above as of the first day of the month following the date on which such compliance certificate was required to be delivered until the date on which such compliance certificate is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default arising as a result of the Borrowers' failure to timely deliver such compliance certificate, the Applicable LIBOR Rate Margin shall be set at the relevant Applicable LIBOR Rate Margin set forth in the table above based upon the calculation of the Leverage Ratio set forth in such compliance certificate).

           (d) Notwithstanding the foregoing, in the event that the audited annual financial statements of NATC and its Subsidiaries required to be delivered by the Borrowers pursuant to Section 7.01(a)(ii) for any Fiscal Year shall indicate that the actual Leverage Ratio was higher or lower than as previously certified by the Borrowers in the compliance certificate for such fiscal quarter, then the Applicable LIBOR Rate Margin for such fiscal quarter shall be adjusted retroactively (to the effective date of the determination of the Applicable LIBOR Rate Margin that was based upon the delivery of such compliance certificate) to reflect the correct Applicable LIBOR Rate Margin, and the Borrowers shall make payments to or receive a future credit or payment from the Agent and Lenders, as the case may be, to reflect such adjustment.

           "Applicable Reference Rate Margin" means, as of any date of determination,

           (a) For the period from and including the Effective Date to but excluding the effective date of any determination of the Applicable Reference Rate Margin pursuant to clause (b) below, 1% per annum (the "Initial Applicable Reference Rate Margin").

           (b) Thereafter, the Applicable Reference Rate Margin set forth in the table below that corresponds to the applicable Leverage Ratio set forth opposite thereto (as determined in accordance with clauses (c) and (d) below).


            -------------------------------------------------- ---------------------------------

                                                                   Applicable Reference
                                                                   --------------------
                             Leverage Ratio                             Rate Margin:
                             --------------                             ------------
            -------------------------------------------------- ---------------------------------

                   Greater than or equal to 3.00:1.00                       3.75%
            -------------------------------------------------- ---------------------------------

                  Less than 3.00:1.00 but greater than
                          or equal to 2.25:1.00                             2.75%
            -------------------------------------------------- ---------------------------------

                  Less than 2.25:1.00 but greater than
                          or equal to 1.75:1.00                             1.75%
            -------------------------------------------------- ---------------------------------

                           Less than 1.75:1.00                              1.00%
            -------------------------------------------------- ---------------------------------

           (c) The Applicable Reference Rate Margin shall be determined from time to time pursuant to clause (b) above on the first day of the calendar month following (i) the consummation of a Permitted Acquisition, (ii) the consummation of any repurchase by a Loan Party of any NAHC Notes or NATC Notes and (iii) the date on which the Borrowers deliver to the Agent a quarterly compliance certificate in accordance with Section 7.01(a)(iv), commencing with the delivery by the Borrowers of the quarterly compliance certificate for the fiscal quarter of NATC and its Subsidiaries ended June 30, 2005. In the event that a compliance certificate is not provided to the Agent in accordance with Section 7.01(a)(iv), the Applicable Reference Rate Margin shall be set at the relevant Applicable Reference Rate Margin set forth in the table above as of the first day of the month following the date on which such compliance certificate was required to be delivered until the date on which such compliance certificate is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default arising as a result of the Borrowers' failure to timely deliver such compliance certificate, the Applicable Reference Rate Margin shall be set at the relevant Applicable Reference Rate Margin set forth in the table above based upon the calculation of the Leverage Ratio set forth in such compliance certificate).

           (d) Notwithstanding the foregoing, in the event that the audited annual financial statements of NATC and its Subsidiaries required to be delivered by the Borrowers pursuant to Section 7.01(a)(ii) for any Fiscal Year shall indicate that the actual Leverage Ratio was higher or lower than as previously certified by the Borrowers in the compliance certificate for such fiscal quarter, then the Applicable Reference Rate Margin for such fiscal quarter shall be adjusted retroactively (to the effective date of the determination of the Applicable Reference Rate Margin that was based upon the delivery of such compliance certificate) to reflect the correct Applicable Reference Rate Margin, and the Borrowers shall make payments to or receive a future credit or payment from the Agent and Lenders, as the case may be, to reflect such adjustment.

           "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to:

           (1) in the case of a reduction of the Total Revolving Credit Commitment pursuant to Section 2.05(a), (a) during the period from and after the Effective Date up to the date that is the first anniversary of the Effective Date, 2% times the amount of the reduction of the Total Revolving Credit Commitment on the date of determination, (b) during the period from and including the date that is the first anniversary of the Effective Date up to the date that is the second anniversary of the Effective Date, 1% times the amount of the reduction of the Total Revolving Credit Commitment on the date of determination, and (c) during the period from and including the date that is the second anniversary of the Effective Date, 0%,

           (2) in the case of a voluntary prepayment of the Term Loan A pursuant to Sections 2.05(b)(ii) or (b)(iii), (a) during the period from and after the Effective Date up to the date that is the first anniversary of the Effective Date, 2% times the amount of the Term Loan A prepaid on the date of determination, (b) during the period from and including the date that is the first anniversary of the Effective Date up to the date that is the second anniversary of the Effective Date, 1% times the amount of the Term Loan A prepaid on the date immediately prior to the date of determination, and (c) during the period from and including the date that is the second anniversary of the Effective Date, 0%, and

           (3) in the case of the prepayment of the Loans and the termination of this Agreement pursuant to Section 2.05(b)(iii), (a) during the period from and after the Effective Date up to the date that is the first anniversary of the Effective Date, 2% times the sum of (i) the Total Revolving Credit Commitment on the date of determination, plus (ii) the outstanding principal balance of the Term Loan A on the date immediately prior to the date of determination, (b) during the period from and including the date that is the first anniversary of the Effective Date up to the date that is the second anniversary of the Effective Date, 1% times the sum of (i) the Total Revolving Credit Commitment on the date of determination, plus (ii) the outstanding principal balance of the Term Loan A on the date immediately prior to the date of determination, and (c) during the period from and including the date that is the second anniversary of the Effective Date, 0%.

           "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit H hereto or such other form acceptable to the Agent.

           "ATF" means the Bureau of Alcohol, Tobacco, Firearms and Explosives, United States Department of Justice.

           "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer or Vice President - Finance of such Person.

           "Availability" means, on any date, the difference between (i) the lesser of (A) the Total Revolving Credit Commitment and (B) the Leverage Cap as of such date and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Loans and (B) all Letter of Credit Obligations.

           "Bank" means JPMorgan Chase Bank, its successors or any other bank designated by the Agent to the Administrative Borrower from time to time.

           "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101, et seq.), as amended, and any successor statute.

           "Board" means the Board of Governors of the Federal Reserve System of the United States.

           "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

           "Bollore" has the meaning specified therefor in Section 7.01(q).

           "Bollore Distribution Agreements" has the meaning specified in
Section 7.01(q).

           "Borrower" and "Borrowers" have the respective meanings specified therefor in the preamble hereto.

           "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, provided that, with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, Business Day shall mean any Business Day which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

           "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

           "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or the L/C Issuer or the manner in which any Lender, any Person controlling any Lender, or the L/C Issuer allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

           "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

           "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a "synthetic lease" (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

           "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

           "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

           "Cash Management Accounts" means those bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.

           "Cash Management Agreements" means those certain deposit account control agreements in form and substance reasonably satisfactory to the Agent, each of which is among the Agent, the applicable Loan Party and one of the Cash Management Banks.

           "Cash Management Bank" has the meaning specified therefor in Section 8.01.

           "Change in Law" has the meaning specified therefor in Section
4.05(a).

           "Change of Control" means each occurrence of any of the following:

           (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder of beneficial ownership of more than 49% of the aggregate outstanding voting power of the Capital Stock of the Parent;

           (b) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, free and clear of all Liens (other than any Liens granted hereunder and Permitted Liens); or

           (c) except as permitted under Section 7.02(c), (i) any Loan Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates or amalgamates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Loan Party other than the Parent, the Parent has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity.

           "Closing Fee" has the meaning specified therefor in Section 2.06(a).

           "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

           "Commitments" means, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan A Commitment.

           "Consolidated EBITDAR" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (in the case of expense items) or minus (in the case of income items), without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent included in determining Consolidated Net Income of such Person for such period: (i) Consolidated Net Interest Expense; (ii) income tax expense (benefit); (iii) depreciation expense;
(iv) amortization expense; (v) non-cash extraordinary, unusual, or non-recurring expenses (income) or losses (gains); (vi) cash restructuring charges (and non-cash charges that represent an accrual or reserve for potential cash charges in any future period) incurred during such period to the extent such charges are incurred during the period commencing on May 1, 2005 to and including December 31, 2006 and are set forth in the operating forecast of NATC and its Subsidiaries delivered to the Agent prior to the Effective Date (including cash charges for employee severance and separation expenses, losses (gains) from Dispositions of assets and from the discontinuance of product lines and the closure of manufacturing facilities, and other non-recurring professional fees), provided that the aggregate amount of the items described in this clause (vi) shall not exceed $3,100,000; (vii) cash restructuring charges (and non-cash charges that represent an accrual or reserve for potential cash charges in any future period) incurred during such period to the extent such charges are incurred during the period commencing on the Effective Date to and including December 31, 2006 and are not set forth in the operating forecast described in clause (vi) above (and therefore are not included under clause (vi) above), provided that (A) such cash charges arise from the discontinuance of product lines, employee severance and separation expenses and the closure of manufacturing facilities and office locations existing on the Effective Date and
(B) the aggregate amount of the items described in this clause (vii) shall not exceed $5,200,000; (viii) non-recurring cash charges and expenses incurred during such period to the extent such charges and expenses are incurred during the period commencing on the Effective Date to and including December 31, 2006 and are not set forth in the operating forecast described in clause (vi) above (and therefore are not included under clause (vi) above), provided that (A) such charges solely relate to tax payments made during such period in respect of periods prior to the Effective Date and legal fees and expenses paid during such period and (B) the aggregate amount of such charges does not to exceed $1,400,000; (ix) fees paid to Alvarez & Marsal, LLC, (x) all fees and expenses paid during such period in connection with the initial closing of the transactions evidenced by this Agreement; (xi) expenses (recoveries) relating to counterfeiting activities and (xii) other non-cash charges, including stock option expense, pension/post retirement expense, and LIFO expense (income), minus (to the extent not deducted in determining Consolidated Net Income of such Person for such period) cash contributions in respect of pension obligations plus cash payments for post retirement benefits. For the avoidance of doubt, in the event that any Person joins the MSA as a participant, any settlement payments, including the forfeiture or payment of any or all MSA escrow funds, made by such Person relating to periods prior to such Person joining the MSA, would be, to the extent deducted from Consolidated Net Income, added back to the determination of Consolidated EBITDAR. Any amounts paid by such Person relating to periods subsequent to joining the MSA shall be treated as an expense and thereby reduce Consolidated Net Income for the purpose of determination of Consolidated EBITDAR.

           "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

           "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense) and (B) interest income (including interest paid in kind), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and
(B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

           "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

           "Contribution Agreement" means the Contribution Agreement, dated as of the Effective Date, duly executed by each Loan Party, substantially in the form of Exhibit E.

           "Current Value" has the meaning specified therefor in Section
7.01(o).

           "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

           "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

           "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

           "Effective Date" means the date, on or before June 16, 2005, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the initial Loans are made and/or the initial Letters of Credit are issued.

           "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

           "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; or (ii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

           "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

           "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

           "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

           "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

           "Event of Default" means any of the events set forth in Section 9.01.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Existing Credit Facility" means the Amended and Restated Loan Agreement, dated as of February 17, 2004 by and between NATC, as borrower, certain subsidiaries of NATC as guarantors, the Parent, JP Morgan Chase Bank, N.A. ("JP Morgan"), as agent bank and JP Morgan and LaSalle Bank, National Association, as lenders, as amended, supplemented or otherwise modified from time to time.

           "Existing Lenders" means the lenders party to the Existing Credit Facility.

           "Facility" means the real property located at 3029 Muhammad Ali Blvd., Louisville, Kentucky, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

           "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

           "Field Survey and Audit" means a field survey and audit of the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Agent, at the sole cost and expense of the Borrowers.

           "Final Maturity Date" means June 30, 2010, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

           "Financial Statements" means (i) the audited consolidated balance sheet of NATC and its Subsidiaries for the Fiscal Year ended December 31, 2004, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (ii) the unaudited consolidated balance sheet of NATC and its Subsidiaries for the four (4) months ended April 30, 2005, and the related consolidated statement of operations, shareholder's equity and cash flows for the four (4) months then ended.

           "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31st of each year.

           "Fortress" has the meaning specified therefor in the preamble hereto.

           "Fred Stoker" has the meaning specified therefor in the preamble hereto.

           "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

           "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "Guaranteed Obligations" has the meaning specified therefor in
Section 11.01.

           "Guarantor" means (i) the Parent and each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, and (ii) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

           "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in ARTICLE XI hereof, and (ii) each guaranty substantially in the form of Exhibit A, made by any other Guarantor in favor of the Agent for the benefit of the Agent and the Lenders pursuant to Section 7.01(b) or otherwise.

           "Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos-containing materials.

           "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

           "Highest Lawful Rate" means, with respect to the Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to the Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

           "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (ix) all Contingent Obligations; (x) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (xi) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan; and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

           "Indemnified Matters" has the meaning specified therefor in Section 12.15.

           "Indemnitees" has the meaning specified therefor in Section 12.15.

           "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

           "Intercompany Subordination Agreement" means the Intercompany Subordination Agreement, made by each Loan Party in favor of the Agent for the benefit of the Agent and the Lenders, substantially in the form of Exhibit I.

           "Interest Payment Date" means (i) in respect of each Loan, monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made, and (ii) in respect of each Loan, on the date of any prepayment (other than a prepayment expressly excluded under Section 2.05(e)) (on the amount prepaid) and at maturity (whether upon demand, by acceleration or otherwise).

           "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the borrowing date or the date of any continuation of such LIBOR Rate Loan, as the case may be, and ending one, two, or three months thereafter, provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period for any LIBOR Rate Loan shall end after the Final Maturity Date.

           "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

           "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

           "L/C Issuer" means the Bank or such other bank as the Agent may select in its sole and absolute discretion.

           "L/C Subfacility" means that portion of the Total Revolving Credit Commitment equal to $10,000,000.

           "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

           "Lender" has the meaning specified therefor in the preamble hereto.

           "Letter of Credit" has the meaning specified therefor in Section 3.01(a).

           "Letter of Credit Application" has the meaning specified therefor in
Section 3.01(a).

           "Letter of Credit Collateral Account" has the meaning specified therefor in Section 3.01(b).

           "Letter of Credit Fee" has the meaning specified therefor in Section 3.03(b).

           "Letter of Credit Guaranty" means one or more guaranties by the Agent in favor of the L/C Issuer guaranteeing or relating to the Borrowers' obligations to the L/C Issuer under a reimbursement agreement, Letter of Credit Application or other like document in respect of any Letter of Credit.

           "Letter of Credit Obligations" means, at any time and without duplication, the sum of (i) the Reimbursement Obligations at such time, plus
(ii) the aggregate maximum amount available for drawing under the Letters of Credit outstanding at such time, plus (iii) all amounts for which the Agent may be liable to the L/C Issuer pursuant to any Letter of Credit Guaranty.

           "Leverage Cap" has the meaning specified therefor in Section 5.02(f).

           "Leverage Ratio" means, for any date of determination, the ratio of
(a) the sum of (i) all outstanding Obligations owing to the Agent and the Lenders as of such date and (ii) all other Indebtedness of NATC and its Subsidiaries outstanding on such date that is secured by a Lien on any assets and is not expressly subordinate in right of payment to the prior payment of the Loans, to (b) Consolidated EBITDAR of NATC and its Subsidiaries for the immediately preceding twelve month period ending on such date, as provided in the most recent compliance certificate provided to the Agent in accordance with
Section 7.01(a)(iv) or, with respect to any such date occurring prior to the delivery of the financial statements for the fiscal quarter ending June 30, 2005, as calculated based on the financial information provided by the Parent to the Agent on or prior to the Effective Date.

           "Liabilities" has the meaning specified therefor in Section 2.07.

           "LIBOR" means the rate per annum, determined by the Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16% to be the rate at which Dollar deposits (or delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the Loan requested (whether as an initial Loan or as a continuation of an extant Loan) by the Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

           "LIBOR Rate" means, for each Interest Period for each Loan, the greater of (i) the rate per annum determined by the Agent (rounded upwards if necessary, to the next 1/16%) by dividing (a) LIBOR for such Interest Period by
(b) 100% minus the Reserve Percentage and (ii) 2.75%. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

           "LIBOR Rate Loan" means a Loan bearing interest calculated based upon the LIBOR Rate.

           "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

           "Loan" means the Term Loan A or any Revolving Loan made by the Agent or a Lender to the Borrowers pursuant to ARTICLE II hereof.

           "Loan Account" means an account maintained hereunder by the Agent on its books of account at the Payment Office and, with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

           "Loan Document" means this Agreement, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any Letter of Credit Application, any UCC Filing Authorization Letter, the Contribution Agreement, the Intercompany Subordination Agreement and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

           "Loan Party" means any Borrower and any Guarantor.

           "Loan Servicing Fee" has the meaning specified therefor in Section 2.06(c).

           "Material Adverse Effect" means a material adverse effect on any of
(i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Agent for the benefit of the Lenders on any material portion of the Collateral.

           "Material Contract" means, with respect to any Person, (i) the NAHC Notes Indenture Documents, (ii) the NATC Notes Indenture Documents and (iii) the Bollore Distribution Agreements.

           "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

           "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Agent, made by a Loan Party in favor of the Agent for the benefit of the Agent and the Lenders, securing the Obligations and delivered to the Agent pursuant to Section 5.01(d), Section 7.01(b), Section 7.01(o) or otherwise.

           "MSA" means that certain Master Settlement Agreement, dated as of November 23, 1998, by and among the Settling States and the Participating Manufacturers (each as defined therein), as amended, supplemented or otherwise modified from time to time.

           "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

           "NACC" has the meaning specified therefor in the preamble hereto.

           "NAOC" has the meaning specified therefor in the preamble hereto.

           "NATC" has the meaning specified therefor in the preamble hereto.

           "NAHC Notes" means the 12.25% unsecured senior discount notes of the Parent due on March 1, 2014 in an aggregate principal amount of up to $97,000,000.

           "NAHC Notes Indenture" means the Indenture between the Parent and Wells Fargo Bank Minnesota, National Association, as Trustee, dated as of February 17, 2004, with respect to the NAHC Notes, as amended, modified or supplemented from time to time in accordance with this Agreement.

           "NAHC Notes Indenture Documents" means the NAHC Notes Indenture, the NAHC Notes and any other instrument or document delivered by any Loan Party in connection with the NAHC Notes Indenture.

           "NATC Notes" means the 9.25% unsecured senior notes of NATC due on March 1, 2012 in an aggregate principal amount of up to $200,000,000.

           "NATC Notes Indenture" means the Indenture between NATC, the guarantors party thereto and Wells Fargo Bank, Minnesota National Association dated as of February 17, 2004, with respect to the NATC Notes, as amended, modified or supplemented from time to time in accordance with this Agreement.

           "NATC Notes Indenture Documents" means the NATC Notes Indenture, the NATC Notes and any other instrument or document delivered by any Loan Party in connection with the NATC Notes Indenture.

           "Net Cash Proceeds" means, with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (ii) reasonable cash expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (iv) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not a Subsidiary of such Person and (y) properly attributable to such transaction or to the asset that is the subject thereof.

           "New Lending Office" has the meaning specified therefor in Section 2.08(d).

           "Non-U.S. Lender" has the meaning specified therefor in Section 2.08(d).

           "Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

           "NTC" has the meaning specified therefor in the preamble hereto.

           "NTFC" has the meaning specified therefor in the preamble hereto.

           "Obligations" means all present and future indebtedness, obligations (including Letter of Credit Obligations), and liabilities of each Loan Party to the Agent and the Lenders arising under this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

           "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

           "Other Taxes" has the meaning specified therefor in Section 2.08(b).

           "Parent" has the meaning specified therefor in the preamble hereto.

           "Participant Register" has the meaning specified therefor in Section 12.07(g).

           "Payment Office" means the Agent's office located at 1251 Avenue of the Americas, 16th Floor, New York, New York 10020, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Administrative Borrower.

           "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

           "Permitted Acquisition" means any Acquisition by a Loan Party or any wholly-owned Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied:

           (a) any one or more Acquisitions for an aggregate purchase price not to exceed $5,000,000;

           (b) any Acquisition by any Loan Party of any Loan Party or any of its businesses, property or assets;

           (c) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Article V shall have been satisfied;

           (d) the Borrowers shall have furnished to the Agent at least 10 Business Days prior to the consummation of such Acquisition (1) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the Agent, such other information and documents that the Agent may reasonably request, including executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (2) pro forma financial statements of NATC and its Subsidiaries after the consummation of such Acquisition, (3) a certificate of the chief financial officer of the Parent, demonstrating on a pro forma basis compliance with the Leverage Ratio covenant set forth in Section 7.03 hereof after the consummation of such Acquisition, and
(4) copies of such other material agreements, instruments or other documents (including, without limitation, the Loan Documents required by Section 7.01(b)) as the Agent shall reasonably request;

           (e) the agreements, instruments and other documents referred to in paragraph (b) above shall provide that (1) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property and except for Indebtedness that the Agent otherwise expressly consents to in writing after its review of the terms of the proposed Acquisition), and (2) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (2) then concurrently with such Acquisition such Lien shall be released);

           (d) the Subsidiary to be acquired or formed as a result of such Acquisition shall be engaged in the same or complementary business as the Loan Parties and such Subsidiary will be a direct wholly-owned Subsidiary of a Loan Party;

           (e) such Acquisition shall be effected in such a manner so that the acquired Capital Stock or assets are owned either by a Loan Party or a wholly-owned Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person; and

           (f) any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b).

           "Permitted Holder" means Thomas F. Helms, Jr., Helms Management Corp. or any of their respective successors and Affiliates.

           "Permitted Indebtedness" means:

           (a) any Indebtedness owing to the Agent and any Lender under this Agreement and the other Loan Documents;

           (b) any other Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the principal amount of such Indebtedness is not greater than the principal amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

           (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $4,000,000 at any time outstanding;

           (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

           (e) Indebtedness permitted under Section 7.02(e);

           (f) Indebtedness in respect of any performance or surety bond entered into in the ordinary course of business;

           (g) Indebtedness incurred under the Master Settlement Agreement;

           (h) obligations pursuant to Hedging Agreements in respect of the Obligations or otherwise entered into to hedge against interest rate, currency exchange rate or commodity price risk, in each case, arising in the ordinary course of business of the Loan Parties and their Subsidiaries and not for speculative purposes;

           (i) Indebtedness in respect of the NAHC Notes and the NATC Notes; and

           (j) additional unsecured Indebtedness in an aggregate principal amount not to exceed $2,500,000 outstanding at any time.

           "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (vi) tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's; (vii) funding any Loan Party's MSA obligations, including funds in the MSA escrow account; (viii) investments in Cash and Cash Equivalents; (ix) investments in payment intangibles, chattel paper, notes receivable and similar items in the ordinary course of business;
(x) Capital Stock and other securities received in settlement of Accounts Receivable owing from Account Debtors; (xi) loans or advances to any employee of any Loan Party in the ordinary course of business in an aggregate principal amount not to exceed $500,000 outstanding at any time, other than any loans or advances that would be in violation of Section 404 of the Sarbanes-Oxley Act; and (xii) other investments not otherwise permitted hereunder, provided that the aggregate principal of the Dollar equivalent thereof shall not exceed $1,000,000 outstanding at any time.

           "Permitted Liens" means:

           (a) Liens securing the Obligations;

           (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

           (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, landlord's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

           (d) Liens described on Schedule 7.02(a), but not the extension of coverage thereof to other property and Liens securing the renewal, extension or refinancing of any Indebtedness secured thereby to the extent the renewal, extension or refinancing of such Indebtedness is permitted hereunder;

           (e) (i) purchase money Liens (including the interest of a lessor under a Capital Lease) on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $4,000,000;

           (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

           (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

           (h) Liens securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness; and

           (i) Liens in favor of lessors securing leases or agreements to lease, other than Capitalized Leases.

           "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

           "Plan" means any Employee Plan or Multiemployer Plan.

           "Pledge Agreement" means a Pledge and Security Agreement made by a Loan Party in favor of the Agent for the benefit of the Agent and the Lenders, substantially in the form of Exhibit C, securing the Obligations and delivered to the Agent.

           "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.0%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.0%.

           "Pro Rata Share" means:

           (a) with respect to a Lender's obligation to make Revolving Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations,

           (b) with respect to a Lender's obligation to make the Term Loan A and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan A Commitment, by
(ii) the Total Term Loan A Commitment, provided that, if the Total Term Loan A Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan A and the denominator shall be the aggregate unpaid principal amount of the Term Loan A, and

           (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan A, by
(ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan A, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations.

           "Rating Agencies" has the meaning specified therefor in Section 2.07.

           "RB" has the meaning specified therefor in the preamble hereto.

           "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Administrative Borrower and agreed to by the Administrative Borrower from time to time.

           "Reference Rate" means the greater of (i) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate and (ii) 5.50%. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

           "Reference Rate Loan" means a Loan bearing interest calculated based upon the Reference Rate.

           "Register" has the meaning specified therefor in Section 12.07(d).

           "Registered Loans" has the meaning specified therefor in Section 12.07(d).

           "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

           "Reimbursement Obligations" means the obligation of each Borrower to reimburse the Agent or any Lender for amounts payable by the Agent or any Lender under a Letter of Credit Guaranty in respect of any drawing made under any Letter of Credit, together with interest thereon as provided in Section 2.04.

           "Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

           "Related Party Register" has the meaning specified therefor in
Section 12.07(d).

           "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

           "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. ss. 9601.

           "Replacement Lender" has the meaning specified therefor in Section 4.05(c)(i).

           "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

           "Required Lenders" means Lenders whose Pro Rata Shares aggregate at least 50.1%.

           "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

           "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

           "Revolving Loan" has the meaning specified therefor in Section 2.01(a)(i).

           "Revolving Loan Lender" means a Lender with a Revolving Credit Commitment.

           "Revolving Loan Obligations" means any Obligations with respect to the Revolving Loans (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

           "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

           "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

           "Securitization" has the meaning specified therefor in Section 2.07.

           "Securitization Parties" has the meaning specified therefor in
Section 2.07.

           "Security Agreement" means a Security Agreement made by a Loan Party in favor of the Agent for the benefit of the Agent and the Lenders, substantially in the form of Exhibit B, securing the Obligations and delivered to the Agent.

           "Seller" means any Person that sells Capital Stock or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.

           "Settlement Period" has the meaning specified therefor in Section 2.02(d)(i) hereof.

           "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

           "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

           "Stoker" has the meaning specified therefor in the preamble hereto.

           "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

           "Taxes" has the meaning specified therefor in Section 2.08(a).

           "Term Loan A" has the meaning specified therefor in Section 2.01(a)(ii).

           "Term Loan A Commitment" means, with respect to each Term Loan A Lender, the commitment of such Lender to make a Term Loan A to the Borrowers in the amount set forth in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

           "Term Loan A Lender" means a Lender with a Term Loan A Commitment (or a Lender that holds all or any portion of the unpaid principal amount of the Term Loan A).

           "Term Loan Obligations" means any Obligations with respect to the Term Loan A (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

           "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

           "Title Insurance Policy" means a mortgagee's loan policy or marked-up unconditional binder for such insurance policy, in form and substance reasonably satisfactory to the Agent, together with all endorsements made from time to time thereto to the extent available in the applicable jurisdiction, issued by or on behalf of a title insurance company reasonably satisfactory to the Agent, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Agent, delivered to the Agent.

           "Total Commitment" means the sum of the Total Revolving Credit Commitment and the Total Term Loan A Commitment.

           "Total Revolving Credit Commitment" means the sum of the amounts of the Lenders' Revolving Credit Commitments.

           "Total Term Loan A Commitment" means the sum of the amounts of the Lenders' Term Loan A Commitments.

           "Transferee" has the meaning specified therefor in Section 2.08(a).

           "UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage.

           "Uniform Commercial Code" has the meaning specified therefor in
Section 1.03.

           "Unused Line Fee" has the meaning specified therefor in Section 2.06(b).

           "WARN" has the meaning specified therefor in Section 6.01(z).

           Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and

Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations).

           Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine.

           Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

           Section 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                (i) each Revolving Loan Lender severally agrees to make revolving loans (each a "Revolving Loan") to the Borrowers at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment; and

                (ii) each Term Loan A Lender severally agrees to make a term loan (each a "Term Loan A") to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Term Loan A Commitment.

           (b) Notwithstanding the foregoing:

                (i) The aggregate principal amount of Revolving Loans outstanding on any date to the Borrowers shall not exceed the difference between
(A) the Total Revolving Credit Commitment and (B) the aggregate Letter of Credit Obligations. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, unless terminated earlier in accordance with the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                (ii) The aggregate principal amount of the Term Loan A made on the Effective Date shall not exceed the Total Term Loan A Commitment. Any principal amount of the Term Loan A which is repaid or prepaid may not be reborrowed.

                (iii) The aggregate principal amount of all Loans and Letter of Credit Obligations outstanding at any time to the Borrowers shall not exceed the Total Commitment.

           Section 2.02 Making the Loans. The Administrative Borrower shall give the Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit D hereto (a "Notice of Borrowing")), (x) in the case of a borrowing consisting of a Reference Rate Loan, not later than 12:00 noon (New York City time) on the date which is one (1) Business Day prior to the date of the proposed Loan (or such shorter period as the Agent is willing to accommodate from time to time), and (y) in the case of a borrowing consisting of a LIBOR Rate Loan, not later than 12:00 noon (New York City time) on the date which is three (3) Business Days prior to the date of the proposed Loan (or such shorter period as the Agent is willing to accommodate from time to time). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) whether such Loan is requested to be a Revolving Loan or the Term Loan A, (iii) whether such Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (iv) the use of the proceeds of such proposed Loan, and (v) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan A, must be the Effective Date. The Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Agent). Each Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic Notice of Borrowing. The Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

           (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $500,000 and shall be in an integral multiple of $100,000. No more than five (5) Interest Periods in the aggregate for the Borrowers may exist at any one time.

           (c) (i) Except as otherwise provided in this subsection 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment and the Total Term Loan A Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Agent and the Lenders, the Borrowers, the Agent and the Lenders agree that the Agent may (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Revolving Loan Lenders, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); provided, however, that (a) the Agent shall in no event fund any such Revolving Loans if the Agent shall have received written notice from the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Revolving Loan, and (b) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Administrative Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Agent elects not to fund such Revolving Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of the Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Agent, in immediately available funds, in the Agent's Account no later than 3:00 p.m. (New York City time) (provided that the Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Agent will make the proceeds of such Revolving Loans available to the Borrowers on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Agent in the Agent's Account or the amount funded by the Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Administrative Borrower.

                (iii) If the Agent has notified the Revolving Loan Lenders that the Agent, on behalf of the Revolving Loan Lenders, will not fund a particular Revolving Loan pursuant to subsection 2.02(c)(ii), the Agent may assume that each such Revolving Loan Lender has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Agent by any such Revolving Loan Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Agent, the Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account.

                (iv) Nothing in this subsection 2.02(c) shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

           (d) With respect to each Revolving Loan that is a LIBOR Rate Loan, on the first and the last date of each Interest Period, and with respect to all periods for which the Agent, on behalf of the Lenders, has funded Revolving Loans that are Reference Rate Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Revolving Loan Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Agent and each Revolving Loan Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

                (ii) In the event that any Revolving Loan Lender fails to make any payment required to be made by it pursuant to subsection 2.02(d)(i), the Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Agent, the Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account. Nothing in this subsection 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

           Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Loans shall be due and payable on the Final Maturity Date.

           (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

           (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

           (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

           Section 2.04 Interest. (a) Loans. Subject to the terms of this Agreement, at the option of the Administrative Borrower, each Loan shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each Loan that is a (i) Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Reference Rate plus the Applicable Reference Rate Margin and (ii) LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such Loan plus the Applicable LIBOR Rate Margin.

           (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, outstanding Reimbursement Obligations or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

           (c) Interest Payment. Interest on each Loan shall be payable on the applicable Interest Payment Date. Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Agent to, and the Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due hereunder.

           (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days.

           Section 2.05 Reduction of Commitment; Prepayment of Loans.

           (a) Reduction of Commitments.

                (i) Revolving Credit Commitments. The Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrowers may reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02, (C) the Letter of Credit Obligations at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn. Each such reduction shall be in an amount which is an integral multiple of $500,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $500,000), shall be made by providing not less than five (5) Business Days' prior written notice to the Agent and shall be irrevocable and shall be accompanied by the payment of the Applicable Prepayment Premium, if any. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                (ii) Term Loan A. The Total Term Loan A Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.

           (b) Optional Prepayment.

                (i) Revolving Loans. The Borrowers may prepay without penalty or premium the principal of any Revolving Loan, in whole or in part.

                (ii) Term Loan A. The Borrowers may, upon at least five (5) Business Days' prior written notice to the Agent, prepay the principal of the Term Loan A, in whole or in part. Each prepayment made pursuant to this clause
(b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid and the Applicable Prepayment Premium, if any. Each such prepayment of the Term Loan A shall be in an amount which is an integral multiple of $500,000 (unless the outstanding principal amount of the Term Loan A immediately prior to such prepayment is less than $500,000).

                (iii) Prepayment In Full. The Borrowers may, upon at least sixty
(60) days prior written notice to the Agent, terminate this Agreement by paying to the Agent, in cash, the Obligations (including either (A) providing cash collateral to be held by the Agent in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit or (B) causing the original Letters of Credit to be returned to the Agent), in full, together with the Applicable Prepayment Premium, if any. If the Administrative Borrower has sent a notice of termination pursuant to this clause (iii), then the Lenders' obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations (including either (A) providing cash collateral to be held by the Agent in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit or (B) causing the original Letters of Credit to be returned to the Agent), in full, together with the Applicable Prepayment Premium, if any, on the date set forth as the date of termination of this Agreement in such notice.

           (c) Mandatory Prepayment.

                (i) In the event that the aggregate amount of the Cash and Cash Equivalents of the Loan Parties and their Subsidiaries exceeds at any time $2,000,000, the Borrowers shall immediately prepay the outstanding principal of the Revolving Loans in the amount equal to such excess.

                (ii) In the event that the aggregate principal amount of all Loans and Letter of Credit Obligations outstanding at any time to the Borrowers exceeds the Total Commitment, the Borrowers shall immediately prepay the outstanding principal of the Loans in the amount equal to such excess. Any payments required to be made under this paragraph (c)(ii) shall be applied to the Loans as set forth in Section 2.05(d).

           (d) Application of Payments. Each prepayment pursuant to subsection
(c)(ii) above shall be applied, first, to the Term Loan A, and second, to the Revolving Loans.

           (e) Interest and Fees. Any prepayment made pursuant to this Section
2.05 (other than prepayments made pursuant to subsection (c)(ii) of this Section 2.05) shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) in the case of any prepayment made pursuant to Section 2.05(b), the Applicable Prepayment Premium, if any, and
(iii) if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

           (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

           Section 2.06 Fees.

           (a) Closing Fee. On or prior to the Effective Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable closing fee (the "Closing Fee") equal to $1,275,000, which shall be deemed fully earned when paid.

           (b) Unused Line Fee. From and after the Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Agent for the account of the Revolving Loan Lenders, in accordance with their Pro Rata Shares, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.5% on the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans and Letter of Credit Obligations outstanding from time to time and shall be payable monthly in arrears on the first day of each month commencing July 1, 2005, provided, that, for the purposes of calculating the Unused Line Fee, the Total Revolving Credit Commitment shall not exceed $40,000,000 at any time.

           (c) Loan Servicing Fee. From and after the Effective Date and until the later of (i) the Final Maturity Date and (ii) the date on which all outstanding Obligations are paid in full, the Borrowers shall pay to the Agent for the account of the Agent, a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $25,000 each quarter, which shall be deemed fully earned when paid and which shall be payable on the Effective Date (payable ratably based on the number of days remaining in the calendar quarter in which the Effective Date occurs) and quarterly in advance thereafter on the first day of each calendar quarter commencing on July 1, 2005.

           Section 2.07 Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates, which loans to the Lenders or their Affiliates will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall cooperate, at the Lender's cost, with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that
(i) any such amendment or additional documentation does not impose additional costs on the Loan Parties and (ii) any such amendment or additional documentation does not adversely affect the rights, or increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the

"Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities. Section 2.08 Taxes. Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Agent, any Lender or the L/C Issuer (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) by the jurisdiction in which such Person is organized or has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Agent, any Lender or the L/C Issuer (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Agent, such Lender or the L/C Issuer (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

           (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes"). Each Loan Party shall deliver to the Agent, each Lender and the L/C Issuer official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

           (c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent, each Lender and the L/C Issuer harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

           (d) Each Lender that is organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender") agrees that it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, promptly after the date upon which such Lender becomes a party hereto) deliver to the Agent (or, in the case of an assignee of a Lender which (x) is an Affiliate of such Lender or a Related Fund of such Lender and (y) does not deliver an Assignment and Acceptance to the Agent pursuant to the last sentence of Section 12.07(b) for recordation pursuant to Section 12.07(c), to the assigning Lender only, and in the case of a participant, to the Lender granting the participation only) two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender hereby represents to the Agent and the Borrowers that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agent in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Agent, the assigning Lender or the Lender granting a participation, as applicable. Notwithstanding any other provision of this Section 2.08, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.08(d) that such Non-U.S. Lender is not legally able to deliver.

           (e) The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Section 2.08 (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of clause (d) above.

           (f) The Agent or any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require the Agent or such Lender (or Transferee) to disclose any information the Agent or such Lender (or Transferee) deems confidential and would not, in the sole determination of the Agent or such Lender (or Transferee), be otherwise disadvantageous to the Agent or such Lender (or Transferee).

           (g) The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

           Section 2.09 LIBOR Not Determinable; Illegality. (a) In the event, and on each occasion, that on or before the day on which LIBOR is to be determined for a borrowing that is to include LIBOR Rate Loans, the Agent has determined in good faith that, or has been advised by the Required Lenders that,
(i) LIBOR cannot be reasonably determined for any reason or (ii) Dollar deposits in the principal amount of the applicable LIBOR Rate Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Lenders' LIBOR Rate Loans are then being conducted, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Administrative Borrower and the other Lenders. In the event of any such determination, any request by the Administrative Borrower for a LIBOR Rate Loan pursuant to Section 2.02 shall, until, (i) in the case of such a determination by the Agent or the Required Lenders, the Agent has been advised by the Required Lenders and the Agent has so advised the Administrative Borrower that, or (ii) in the case of a determination by the Agent, the Agent has advised the Administrative Borrower and the other Lenders that, the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan. Each determination by the Agent and/or the Required Lenders hereunder shall be conclusive and binding absent manifest error.

           (b) Subject to Section 4.05(c), in the event that after the Effective Date, it shall be unlawful for any Lender to make, maintain or fund any LIBOR Rate Loan as contemplated by this Agreement, then such Lender shall promptly give notice thereof to the Agent and the Administrative Borrower describing such illegality in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make LIBOR Rate Loans shall be suspended for the duration of such illegality and, if and when such illegality ceases to exist, such suspension shall cease, and such Lender shall notify the Agent and the Administrative Borrower. If any such change shall make it unlawful for any Lender to maintain any outstanding LIBOR Rate Loan as a LIBOR Rate Loan, such Lender shall, upon the happening of such event, notify the Agent and the Administrative Borrower, and the Borrowers shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, at the end of the then current Interest Period for such LIBOR Rate Loan, convert each such LIBOR Rate Loan into a Reference Rate Loan.

           Section 2.10 Indemnity. (a) The Loan Parties hereby jointly and severally indemnify each Lender against any loss or expense that such Lender actually sustains or incurs (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Rate Loan (including loss of anticipated profits), but excluding losses arising from such Lender's gross negligence or willful misconduct as formally determined by a court of competent jurisdiction) as a consequence of (i) any failure by the Loan Parties to fulfill on the date of any borrowing hereunder the applicable conditions set forth in
Article V, (ii) any failure by the Borrowers to borrow any LIBOR Rate Loan hereunder, to convert any Reference Rate Loan into a LIBOR Rate Loan or to continue a LIBOR Rate Loan as such after notice of such borrowing, conversion or continuation has been given pursuant to Section 2.02 or 2.11 hereof, (iii) any payment, prepayment (mandatory or optional) or conversion of a LIBOR Rate Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any LIBOR Rate Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of anticipated profits) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Rate Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid or prepaid or converted or continued or not borrowed or converted or continued (based on LIBOR applicable thereto) for the period from the date of such payment, prepayment, conversion, continuation or failure to borrow, convert or continue on the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow, convert or continue) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing in the interbank LIBOR market for a comparable Interest Period the funds so paid, prepaid, converted or continued or not borrowed, converted or continued for such Interest Period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10 and the basis for the determination of such amount or amounts shall be delivered to the Borrowers and shall be conclusive and binding absent manifest error.

           (b) Notwithstanding paragraph (a) of this Section 2.10, the Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by Section 2.05(c) by applying all payments and prepayments to Reference Rate Loans prior to any application of payments to LIBOR Rate Loans, provided that nothing in this Section 2.10(b) shall affect the order of application of payments as set forth in Section 2.05(b) and (d) or Section 4.04(b), as applicable.

           Section 2.11 Continuation and Conversion of Loans. Subject to Section
2.09 hereof, the Borrowers shall have the right, at any time, on two (2) Business Days' prior irrevocable written notice by the Administrative Borrower to the Agent, to continue any LIBOR Rate Loan, or any portion thereof, into a subsequent Interest Period or to convert any Reference Rate Loan or portion thereof into a LIBOR Rate Loan, or on one (1) Business Day's prior irrevocable written notice to the Agent, to convert any LIBOR Rate Loan or portion thereof into a Reference Rate Loan, subject to the following:

           (a) no LIBOR Rate Loan may be continued as such and no Reference Rate Loan may be converted into a LIBOR Rate Loan, when any Event of Default shall have occurred and be continuing at such time,

           (b) in the case of a continuation of a LIBOR Rate Loan as such or a conversion of a Reference Rate Loan into a LIBOR Rate Loan, the aggregate principal amount of such LIBOR Rate Loan shall not be less than $100,000 and in multiples of $50,000 if in excess thereof;

           (c) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Rate Loan;

           (d) if any conversion of a LIBOR Rate Loan shall be effected on a day other than the last day of an Interest Period, the Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in Section 2.10 hereof; and

           (e) no more than five (5) Interest Periods in the aggregate for the Borrowers may exist at anyone time.

In the event that the Administrative Borrower shall not give notice to continue any LIBOR Rate Loan into a subsequent Interest Period, such LIBOR Rate Loan shall automatically become a LIBOR Rate Loan at the expiration of the then current Interest Period with an Interest Period ending one month thereafter.

                                  ARTICLE III

                                LETTERS OF CREDIT

           Section 3.01 Letter of Credit Guaranty. In order to assist the Borrowers in establishing or opening standby letters of credit, which shall not have expiration dates that exceed one year from the date of issuance (each a "Letter of Credit"), with the L/C Issuer, the Borrowers have requested the Agent to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Agent's credit to that of the Borrowers, and the Agent has agreed to do so. These arrangements shall be coordinated by the Agent, subject to the terms and conditions set forth below. The Agent shall not be required to be the issuer of any Letter of Credit. The applicable Borrower will be the account party for the application for each Letter of Credit, which shall be substantially in the form of Exhibit G hereto or on a computer transmission system approved by the Agent and the L/C Issuer, or such other written form or computer transmission system as may from time to time be approved by the Agent and the L/C Issuer, and shall be duly completed in a manner and at a time reasonably acceptable to the Agent, together with such other certificates, agreements, documents and other papers and information as the Agent and the L/C Issuer may reasonably request (the "Letter of Credit Application"). In the event of any conflict between the terms of any Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

           (b) The aggregate Letter of Credit Obligations shall not exceed the lowest of (i) the difference between (A) the Total Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Loans then outstanding and (ii) the L/C Subfacility. In addition, the terms and conditions of all Letters of Credit and all changes or modifications thereof by the Borrowers and/or the L/C Issuer shall in all respects be subject to the prior approval of the Agent in the reasonable exercise of its sole and absolute discretion; provided, however, that (i) the expiry date of all Letters of Credit shall be no later than ten days prior to the Final Maturity Date unless, on or prior to ten days prior to the Final Maturity Date either (A) such Letters of Credit shall be cash collateralized in an amount equal to 105% of the face amount of such Letters of Credit by deposit of cash in such amount in an account under the sole and exclusive control of the Agent for the benefit of the Agent and/or the L/C Issuer (the "Letter of Credit Collateral Account") or (B) the Borrowers shall provide the Agent and the Revolving Loan Lenders with an indemnification, in form and substance reasonably satisfactory to the Agent, from a commercial bank or other financial institution acceptable to the Agent for any Letter of Credit Obligations with respect to such Letters of Credit and (ii) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Agent and the L/C Issuer.

           (c) The Agent shall have the right, without notice to the Borrowers, to charge the Loan Account with the amount of any and all Indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent or the Revolving Loan Lenders under the Letter of Credit Guaranty or incurred by the L/C Issuer with respect to a Letter of Credit at the earlier of (i) payment by the Agent or the Revolving Loan Lenders under the Letter of Credit Guaranty or (ii) the occurrence of any Default or Event of Default. The Agent shall also have the right to charge the Loan Account with the amount of any cash collateral or other collateral support that the L/C Issuer may require from the Agent or any Lender under a Letter of Credit Guaranty or otherwise, or at the Agent's option, to require the Borrowers to provide such required amounts of cash collateral to the Agent in connection to the Agent's obligations under any such Letter of Credit Guaranty or otherwise with respect to any such Letter of Credit, in each case provided the Agent provides the Administrative Borrower with prior written notice of its intent to charge the Loan Account in accordance with the terms of this Section 3.01(c). Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrowers, funded by the Agent on behalf of the Revolving Loan Lenders and subject to Section 2.02 of this Agreement. Any charges, fees, commissions, costs and expenses charged to the Agent for the Borrowers' account by the L/C Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by the Agent and, when charged, shall be conclusive on the Borrowers absent manifest error. Each of the Revolving Loan Lenders and the Borrowers agrees that the Agent shall have the right to make such charges regardless of whether any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied.

           (d) The Borrowers agree to jointly and severally unconditionally indemnify the Agent and each Lender and hold the Agent and each Lender harmless from any and all loss, claim or liability incurred by the Agent or any Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the L/C Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the L/C Issuer, the

Agent or any Lender as determined by a final judgment of a court of competent jurisdiction. The Borrowers further agree to jointly and severally hold the Agent and each Lender harmless from any errors or omission, negligence or misconduct by the L/C Issuer. The Borrowers' unconditional obligations to the Agent, each Lender and the L/C Issuer with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's, such Lender's or the L/C Issuer's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrowers agree that any charges incurred by the Agent or the L/C Issuer for the Borrowers' account hereunder may be charged to the Loan Account.

           (e) Upon any payments made to the L/C Issuer under the Letter of Credit Guaranty, the Agent or the Revolving Loan Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrowers in favor of the L/C Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and the Revolving Loan Lenders and apply in all respects to the Agent and the Revolving Loan Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

           Section 3.02 Participations.

           (a) Purchase of Participations. Immediately upon issuance by the L/C Issuer of any Letter of Credit pursuant to this Agreement, each Revolving Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Loan Lender's Pro Rata Share, in all obligations of the Agent in such Letter of Credit (including, without limitation, all Reimbursement Obligations of the Borrowers with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

           (b) Sharing of Payments. In the event that the Agent makes any payment in respect of the Letter of Credit Guaranty and the Borrowers shall not have repaid such amount to the Agent, the Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Section 3.01(c) and Section 4.02 of this Agreement.

           (c) Obligations Irrevocable. The obligations of a Revolving Loan Lender to make payments to the Agent for the account of the Agent, the Revolving Loan Lenders or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

                (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other party and the beneficiary named in such Letter of Credit);

                (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                (v) any failure by the Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

                (vi) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                (vii) the occurrence of any Default or Event of Default.

           Section 3.03 Letters of Credit.

           (a) Request for Issuance. The Administrative Borrower may, upon notice not later than 12:00 noon, New York City time, at least two (2) Business Days in advance of the issuance thereof, request the Agent to assist the Borrowers in establishing or opening a Letter of Credit by delivering to the Agent, with a copy to the L/C Issuer, a Letter of Credit Application, together with any necessary related documents. The Agent shall not provide support, pursuant to the Letter of Credit Guaranty, if the Agent shall have received written notice from the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in Section 5.02 will not have been satisfied on such date, and the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

           (b) Letter of Credit Fees. (i) The Borrowers shall pay to the Agent for the account of the Revolving Loan Lenders, in accordance with the Revolving Loan Lenders' Pro Rata Shares (x) for any Letter of Credit issued hereunder, a non-refundable fee equal to 4% per annum of the stated amount of such Letter of Credit, payable on the date such Letter of Credit is issued and (y) for any amendment to an existing Letter of Credit that increases the stated amount of such Letter of Credit, a non-refundable fee equal to 4% per annum of the increase in the stated amount of such Letter of Credit, payable on the date of such increase (the "Letter of Credit Fees").

                (ii) L/C Issuer Charges. The Borrowers shall pay to the Agent the standard charges customarily charged by the L/C Issuer in connection with the issuance, administration, amendment, payment or cancellation of Letters of Credit.

                (iii) Charges to the Loan Account. The Borrowers hereby authorize the Agent to, and the Agent may, from time to time, charge the Loan Account pursuant to Section 3.01(c) and Section 4.02 of this Agreement with the amount of any Letter of Credit fees or charges due under this Section 3.03.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

           Section 4.01 Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agent may visit any or all of the Loan Parties and/or conduct audits, inspections, valuations and/or field examinations of any or all of the Loan Parties at any time and from time to time upon reasonable notice (provided that no such notice shall be required at any time an Event of Default has occurred and is continuing) in a manner so as to not unduly disrupt the business of the Loan Parties. The Borrowers agree to pay (i) the examiner's reasonable fees plus reasonable out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and
(ii) the reasonable and documented cost of all visits, audits, inspections, valuations and field examinations conducted by a third party on behalf of the Agent, provided that so long as no Event of Default has occurred and is continuing, no more than three such audits, valuations, inspections or field examinations shall take place, at Borrowers' expense, during any twelve-month period.

           Section 4.02 Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent's Account. All payments received by the Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, deduction or other defense to the Agent and the Lenders. Except as provided in Section 2.02, after receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Agent to, and the Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document, provided that the Agent shall promptly notify the Administrative Borrower of each such charge to the Loan Account. Each of the Lenders and the Borrowers agrees that the Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrowers in accordance with this Section 4.02 shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrowers, funded by the Agent on behalf of the Revolving Loan Lenders and subject to Section 2.02 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

           (b) The Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, any Letters of Credit issued by the L/C Issuer for the account of the Borrowers during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrowers during such month to reimburse the Revolving Loan Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

           Section 4.03 Sharing of Payments, Etc. Except as provided in Section
2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

           Section 4.04 Apportionment of Payments. Subject to Section 2.02 hereof:

           (a) all payments of principal and interest in respect of outstanding Loans, all payments in respect of the Reimbursement Obligations, all payments of fees (other than the fees set forth in Section 2.06(c) hereof, fees with respect to Letters of Credit provided for in Section 3.03(b)(ii) and the audit and collateral monitoring fee provided for in Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

           (b) After the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent or the L/C Issuer until paid in full;
(ii) second, ratably to pay the Revolving Loan Obligations in respect of any fees and indemnities then due to the Revolving Loan Lenders until paid in full;
(iii) third, ratably to pay interest due in respect of the Revolving Loans, Agent Advances and Reimbursement Obligations until paid in full; (iv) fourth, ratably to pay principal of the Revolving Loans, Agent Advances and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in respect of such Obligations) until paid in full; (v) fifth, ratably to pay the Term Loan Obligations in respect of any fees and indemnities then due to the Term Loan A Lenders until paid in full; (vi) sixth, ratably to pay interest due in respect of the Term Loan A until paid in full;
(vii) seventh, ratably to pay principal of the Term Loan A until paid in full; and (viii) eighth, to the ratable payment of all other Obligations then due and payable.

           (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 4.04(b) shall not be deemed to apply to any payment by the Borrowers specified by the Administrative Borrower to the Agent to be for the payment of Term Loan Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan A in accordance with the terms and conditions of Section 2.05.

           (d) For purposes of Section 4.04(b), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, in each case, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

           (e) In the event of a direct conflict between the priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

           Section 4.05 Increased Costs and Reduced Return. Subject to Section 4.05(c) below, if any Lender, the Agent or the L/C Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender, the Agent or the L/C Issuer or any Person controlling such Lender, the Agent or the L/C Issuer with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender, the Agent or the L/C Issuer or any Person controlling such Lender, the Agent or the L/C Issuer (in each case, whether or not having the force of law) (each, a "Change in Law"), shall (i) subject such Lender, the Agent or the L/C Issuer, or any Person controlling such Lender, the Agent or the L/C Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or the Agent or any Letter of Credit issued by the L/C Issuer, or change the basis of taxation of payments to such Lender, the Agent or the L/C Issuer or any Person controlling such Lender, the Agent or the L/C Issuer of any amounts payable hereunder (except for taxes on the overall net income of such Lender, the Agent or the L/C Issuer or any Person controlling such Lender, the Agent or the L/C Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, such Lender, the Agent or the L/C Issuer or any Person controlling such Lender, the Agent or the L/C Issuer or
(iii) impose on such Lender, the Agent or the L/C Issuer or any Person controlling such Lender, the Agent or the L/C Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Lender, the Agent or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by such Lender, the Agent or the L/C Issuer hereunder, then, upon demand by any such Lender, the Agent or the L/C Issuer, the Borrowers shall pay to such Lender, the Agent or the L/C Issuer such additional amounts as will compensate such Lender, the Agent or the L/C Issuer for such increased costs or reductions in amount.

           (b) Subject to Section 4.05(c) below, if any Lender, the Agent or the L/C Issuer shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Lender, the Agent or the L/C Issuer or any Person controlling such Lender, the Agent or the L/C Issuer, and such Lender, the Agent or the L/C Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, such Lender's, the Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender's, the Agent's or the L/C Issuer's or such other controlling Person's capital to a level below that which such Lender, the Agent or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Lender's, the Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, the Agent's or the L/C Issuer's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such Lender, the Agent or the L/C Issuer, the Borrowers shall pay to such Lender, the Agent or the L/C Issuer from time to time such additional amounts as will compensate such Lender, the Agent or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, the Agent's or the L/C Issuer's or such other controlling Person's capital.

           (c) Within fifteen (15) days after receipt by Borrowers of (i) written notice and demand from any Lender for payment pursuant to Section 4.05(a) or (b) due to increased costs experienced by such Lender or (ii) written notice from any Lender that it is unlawful for such Lender to make, maintain or fund any LIBOR Rate Loan as contemplated by this Agreement pursuant to Section 2.09(b) (any such Lender referred to in clause (i) or (ii) herein being referred to herein as an "Affected Lender"), the Borrowers may, at their option, notify Agent and such Affected Lender of its intention to do one of the following:

                (i) the Borrowers may obtain, at the Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event the Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its commitments hereunder within ninety (90) days following notice of the Borrowers' intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 12.07, provided that the Borrowers have reimbursed such Affected Lender for any processing and recordation fee payable pursuant to Section 12.07(b) and paid all amounts required to be paid to such Affected Lender pursuant to Section 4.06 through the date of such sale and assignment; or

                (ii) the Borrowers may prepay in full without penalty or premium all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Credit Commitment, in which case the Revolving Credit Commitment will be reduced by the amount of such Pro Rata Share. The Borrowers shall, within ninety (90) days following notice of its intention to do so, prepay in full without penalty or premium all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Credit Commitment.

           (d) All amounts payable under this Section 4.05 shall bear interest from the date that is ten (10) days after the date of demand by any Lender, the Agent or the L/C Issuer until payment in full to such Lender, the Agent or the L/C Issuer at the Reference Rate. A certificate of such Lender, the Agent or the L/C Issuer claiming compensation under this Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender, the Agent or the L/C Issuer to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's, the Agent's or the L/C Issuer's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

           Section 4.06 Joint and Several Liability of the Borrowers. (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.06), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.06 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

           (b) The provisions of this Section 4.06 are made for the benefit of the Agent, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
Section 4.06 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

           (c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agent or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

                                    ARTICLE V

                               CONDITIONS TO LOANS

           Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agent:

           (a) Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

           (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to the Agent, any Lender or the L/C Issuer pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

           (c) Legality. The making of the initial Loans or the issuance of any Letters of Credit shall not contravene any law, rule or regulation applicable to the Agent, any Lender or the L/C Issuer.

           (d) Delivery of Documents. The Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Effective Date:

                (i) this Agreement, duly executed by each of the parties thereto;

                (ii) a Security Agreement, duly executed by each Loan Party;

                (iii) a Pledge Agreement, duly executed by each Loan Party, together with the original stock certificates representing all of the common stock of such Loan Party's subsidiaries, if certificated, and all intercompany promissory notes of such Loan Party, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

                (iv) the Mortgage with respect to the Facility, duly executed by the applicable Loan Party;

                (v) evidence that the recording of counterparts of the Mortgage with respect to the Facility in the recording offices specified in the Mortgage with respect to the Facility will perfect the Lien purported to be created thereby or to otherwise protect the rights of the Agent and the Lenders thereunder;

                (vi) a Title Insurance Policy with respect to the Mortgage with respect to the Facility, dated as of the Effective Date;

                (vii) a survey of the Facility, in form and substance reasonably satisfactory to the Agent, certified to the Agent and to the issuer of the Title Insurance Policy;

                (viii) the Contribution Agreement, duly executed by each Loan Party;

                (ix) a UCC Filing Authorization Letter, duly executed by each Loan Party, together with appropriate financing statements on Form UCC-1 in proper form for filing in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and the Mortgage;

                (x) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                (xi) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                (xii) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states;

                (xiii) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organized number is issued in such jurisdiction;

                (xiv) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

                (xv) (a) an opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties, substantially in the form of Exhibit F and as to such other matters as the Agent may reasonably request and (b) opinions of a local Tennessee counsel to the Loan Parties to such matters as the Agent may reasonably request;

                (xvi) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (b) of this Section 5.01;

                (xvii) a copy of the Financial Statements and the financial projections described in Section 6.01(g)(ii) hereof, certified as of the Effective Date as true and correct by an Authorized Officer of the Parent;

                (xviii) a certificate of the chief financial officer of the Loan Parties, certifying as to the solvency of the Loan Parties taken as a whole, which certificate shall be satisfactory in form and substance to the Agent;

                (xix) a certificate of the chief financial officer of the Parent, setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 7.03;

                (xx) evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and the Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Agent may reasonably request which shall include, without limitation, copies of the applicable policies and binders with respect thereto, in each case, where requested by the Agent, with such endorsements as to the named insureds or loss payees thereunder as the Agent may reasonably request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agent may reasonably request;

                (xxi) a certificate of an Authorized Officer of the Administrative Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing, Letter of Credit Applications and all other notices under this Agreement and the other Loan Documents;

                (xxii) a collateral access agreement, in form and substance satisfactory to the Agent, executed by W.J. Beitler Company;

                (xxiii) copies of the NAHC Notes Indenture Documents, the NATC Notes Indenture and each other Material Contract as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Administrative Borrower, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has materially breached or defaulted in any of its obligations under such agreements;

                (xxiv) a termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the Loan Parties and the Existing Lenders, together with UCC-3 termination statements for all UCC-1 financing statements filed by the agent to the Existing Lenders and covering any portion of the Collateral;

                (xxv) a satisfactory ASTM 1527-00 Phase I Environmental Site Assessment ("Phase I ESA") of the Facility provided by the Borrowers to the Agent, in form and substance and by an independent firm reasonably satisfactory to the Agent;

                (xxvi) Cash Management Agreements with respect to those deposit accounts maintained by the Loan Parties at LaSalle Bank National Association, each in form and substance satisfactory to the Agent;

                (xxvii) the Intercompany Subordination Agreement, duly executed by each Loan Party; and

                (xxviii) such other agreements, instruments, approvals, opinions and other documents, each reasonably satisfactory to the Agent in form and substance, as the Agent may reasonably request.

           (e) Material Adverse Effect. No event or development shall have occurred since May 12, 2005 which could reasonably be expected to result in a Material Adverse Effect.

           (f) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.

           (g) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such counsel may reasonably request.

           (h) Liens; Priority. The Agent shall be satisfied that the Agent has been granted, and holds, for the benefit of the Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens. The Agent shall receive UCC, tax and judgment Lien searches, and title reports with respect to all real property of the Loan Parties and other appropriate evidence, evidencing the absence of any Liens or mortgages on the Collateral, except Liens granted in connection with the Existing Credit Facility and Permitted Liens.

           (i) Due Diligence. The Agent shall have completed its legal and collateral due diligence with respect to each Loan Party.

           Section 5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of the Agent or any Lender to make any Loan or of the Agent to assist the Borrowers in establishing or opening any Letter of Credit after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

           (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including Section 2.06 and Section 12.03 hereof.

           (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan, or the submission by the Borrowers of a Letter of Credit Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to the Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and
(iii) the other conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

           (c) Legality. The making of such Loan or the issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to the Agent, any Lender or the L/C Issuer.

           (d) Notices. The Agent shall have received (i) a Notice of Borrowing pursuant to Section 2.02 hereof or (ii) a Letter of Credit Application pursuant to Section 3.03 hereof, as applicable.

           (e) Proceedings; Receipt and Delivery of Documents. All proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents, agreements, and instruments incidental hereto and thereto, shall be in compliance with the terms of this Agreement.

           (f) Leverage Cap. The making of such Loan shall not cause the Leverage Ratio to exceed 3.75:1.00 (the "Leverage Cap") calculated assuming such Loan was outstanding on the proposed borrowing date of such Loan.

           Section 5.03 Conditions Subsequent to the Initial Loans. The obligation of the Lenders to continue to make or maintain Loans is subject to the fulfillment of the conditions subsequent set forth below (the failure by the Loan Parties to so perform or cause to be performed constituting an Event of Default):

           (a) Within forty-five (45) days of the Effective Date, Agent shall have received (i) a survey of the Facility, which shall be in form and substance satisfactory to the Agent, and certified to the Agent and to the issuer of the Title Insurance Policy and (ii) an endorsement to the Title Insurance Policy or equivalent affirmative insurance issued by Commonwealth Land Title Insurance Company deleting the survey-related exceptions to the Title Insurance Policy.

           (b) The Loan Parties shall use commercially reasonable efforts to deliver to Agent a landlord waiver, in form and substance satisfactory to the Agent, executed by each landlord with respect to each of the Leases set forth on
Schedule 6.01(o).

           (c) The Loan Parties shall use commercially reasonable efforts to deliver to Agent a collateral access agreement, in form and substance satisfactory to the Agent, executed by each Person listed on Schedule 6.01(ee) (other than W.J. Beitler Company) who possesses Inventory of any Loan Party.

           (d) Within 5 Business Days of the Effective Date, the Agent shall have received Cash Management Agreements with respect to those deposit accounts maintained by the Loan Parties at JPMorgan Chase Bank, N.A. and BancorpSouth, which agreements shall be in form and substance satisfactory to the Agent.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

           Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent, the Lenders and the L/C Issuer as follows:

           (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

           (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties which could reasonably be expected to have a Material Adverse Effect.

           (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party, except for
(i) consents, authorizations, notices and filings described in Schedule 6.01(c), all of which have been obtained or made or have the status described in such
Schedule 6.01(c), (ii) filings to perfect the Liens created by the Loan Documents and (iii) consents, authorizations, filings, notices or other acts the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect.

           (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

           (e) Capitalization; Subsidiaries.

                (i) On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Capital Stock of the Parent and the issued and outstanding Capital Stock of the Parent are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Capital Stock of the Parent have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as described on
Schedule 6.01(e), as of the Effective Date, there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent, or other obligations of the Parent to issue, directly or indirectly, any shares of Capital Stock of the Parent.

                (ii) Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of such Subsidiaries of the Parent in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as described on Schedule 6.01(e), all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens (other than Permitted Liens). There are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.

           (f) Litigation; Commercial Tort Claims. Except as set forth in
Schedule 6.01(f), (i) there is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority (including, without limitation, the ATF) or any arbitrator that (A) if adversely determined (and provided there is a reasonable chance of an adverse determination), could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

           (g) Financial Condition.

                (i) The Financial Statements, copies of which have been delivered to the Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since May 12, 2005 no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                (ii) NATC has heretofore furnished to the Agent (A) projected quarterly balance sheets, income statements and statements of cash flows of NATC and its Subsidiaries for the period from January 1, 2005, through December 31, 2007, and (B) projected annual balance sheets, income statements and statements of cash flows of the Parent for the Fiscal Years ending in 2005 through 2009, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii). Such projections, as so updated, shall be believed by NATC at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by NATC, and shall have been based on assumptions believed by NATC to be reasonable at the time made and upon the best information then reasonably available to NATC, and NATC shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

           (h) Compliance with Law, Etc. No Loan Party is in violation of its organizational documents. No Loan Party is in violation of any law, rule, regulation, judgment or order of any Governmental Authority (including, without limitation, the ATF) applicable to it or its property or assets, or any material term of any agreement or instrument (including any Material Contract) binding on or otherwise affecting it or any of its properties, which violation could reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing.

           (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agent, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (v) no Lien imposed under the Internal Revenue Code or ERISA exists on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code which could reasonably be expected to have a Material Adverse Effect, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of
Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums which are overdue. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets or (ii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.01(i) and except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits coverage (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

           (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

           (k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

           (l) Nature of Business. No Loan Party is engaged in any business other than the manufacturing, marketing and distributing of premium cigarette papers, tobacco related products, including, loose leaf chewing tobacco and manufactured cigarettes, and such other businesses currently conducted by any Loan Party or permitted to be entered into from time to time in accordance with this Agreement.

           (m) Adverse Agreements, Etc. No Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

           (n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except when such failure to obtain or comply could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except for such conditions or events which could not reasonably be expected to have a Material Adverse Effect

           (o) Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                (ii) Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. Schedule 6.01(o) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and, to the Loan Parties' knowledge, is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(o). To the knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or, to the knowledge of any Loan Party, any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease by any Loan Party.

           (p) Full Disclosure. Each Loan Party has disclosed to the Agent the Material Contracts, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared. There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

           (q) Operating Lease Obligations. On the Effective Date, none of the Loan Parties has any Operating Lease Obligations other than the Operating Lease Obligations set forth on Schedule 6.01(q).

           (r) Environmental Matters. Except as set forth on Schedule 6.01(r),
(i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to result in the imposition of Environmental Liabilities and Costs upon any Loan Party that could reasonably be expected to have a Material Adverse Effect; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material except as in material compliance with applicable Environmental Laws; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

           (s) Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

           (t) [Intentionally Omitted.]

           (u) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan and Letter of Credit, the Loan Parties on a consolidated basis are Solvent.

           (v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

           (w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Loan Party. Except as set forth on Schedule 6.01(w) and to each Loan Party's knowledge, neither the business of each Loan Party as currently conducted, nor any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party, infringes upon any rights owned by any other Person, none of the Loan Parties has received notice of any claim or litigation regarding any of the foregoing, nor is any such claim or litigation pending or, to its knowledge, threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date of the Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and
(iii) is not in default due to the action of any Loan Party or, to the knowledge of any Loan Party, any other party thereto.

           (y) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

           (z) Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of any Loan Party, threatened against any Loan Party or (iii) to the knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party, in each case which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued in accordance with GAAP as a liability on the books of such Loan Party.

           (aa) Customers and Suppliers. There exists no actual or, to the knowledge of any Loan Party, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, (ii) any Loan Party, on the one hand, and any material supplier thereof (other than Bollore), on the other hand or (iii) any Loan Party, on the one hand, and Bollore, on the other hand; and, to the knowledge of each Loan Party, there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, except in the case of clauses (i) and (ii) above, for any threatened termination, cancellation or limitation of, or modification to or change in any of the above mentioned business relationships, that could not reasonably be expected to have a Material Adverse Effect.

           (bb) No Bankruptcy Filing. No Loan Party is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party's assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it.

           (cc) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(cc) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number),
(iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

           (dd) Tradenames. Schedule 6.01(dd) hereto sets forth a complete and accurate list as of the Effective Date of all tradenames, business names or similar appellations used by each Loan Party or any of its divisions or other business units during the past five years.

           (ee) Locations of Collateral. There is no location at which any Loan Party has any Collateral (except for Inventory in transit) other than (i) those locations listed on Schedule 6.01(ee) and (ii) any other locations approved in writing by the Agent from time to time. Schedule 6.01(ee) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

           (ff) Inactive Subsidiaries. Neither International Flavors and Technology, Inc. or Select Tobacco Brands, Inc. is obligated in respect of any Indebtedness or other liabilities, grants or suffers to exist any Lien on its assets or property, conducts any operations or business, or owns or acquires any assets or properties, other than, in the case of Select Tobacco Brands, Inc., maintaining a commercial checking account (with a zero balance) and an MSA investment account (holding a bond with a value of $172,000) with JPMorgan Chase Bank, N.A.

           (gg) Security Interests. Each Security Agreement creates in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 5.01(d)(ix) and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and
(iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

           (hh) Brokerage Fees. The Loan Parties have not utilized the services of any broker of finder in connection with obtaining financing from the Agent and the Lenders under this Agreement and no brokerage commission or finders fee is payable by the Loan Parties in connection herewith.

           (ii) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto (other than immaterial inaccuracies that do not affect the substance thereof).

           (jj) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all material respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                                   ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

           Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

           (a) Reporting Requirements. Furnish to the Agent and each Lender:

                (i) as soon as available and in any event within 50 days after the end of each fiscal quarter of NATC and its Subsidiaries commencing with the first fiscal quarter of NATC and its Subsidiaries ending after the Effective Date, consolidated balance sheets, consolidated and consolidating income statements and consolidated statements of cash flows of NATC and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of NATC as fairly presenting, in all material respects, the financial position of NATC and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of NATC and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of NATC and its Subsidiaries furnished to the Agent and the Lenders, subject to normal year-end adjustments;

                (ii) as soon as available, and in any event within 95 days after the end of each Fiscal Year of NATC and its Subsidiaries, consolidated balance sheets, consolidated and consolidating income statements and consolidated statements of cash flows of NATC and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion in respect to such consolidated financial statements, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by NATC and reasonably satisfactory to the Agent (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default under Section 7.03 and (2) if such accountants shall have obtained any knowledge of the existence of such an Event of Default, describing the nature thereof;

                (iii) as soon as available, and in any event within 35 days after the end of each fiscal month of NATC and its Subsidiaries commencing with the first fiscal month of NATC and its Subsidiaries ending after the Effective Date, (A) internally prepared consolidated balance sheets, consolidated and consolidating income statements and consolidated statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of NATC as fairly presenting, in all material respects, the financial position of NATC and its Subsidiaries as at the end of such fiscal month and the results of operations and cash flows of NATC and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Lenders, subject to normal year-end adjustments, and (B) payables, inventory and receivables aging reports, prepared in accordance with NATC's customary and ordinary practice.

                (iv) simultaneously with the delivery of the financial statements of NATC and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), (A) a certificate of an Authorized Officer of NATC (x) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of NATC and its Subsidiaries during the period covered by such financial statements with a view to determining whether NATC and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which NATC and its Subsidiaries propose to take or have taken with respect thereto and (y) attaching a schedule showing the calculations of (1) the financial covenants specified in Section 7.03 and (2) the Leverage Ratio for the applicable period for purposes of determining the Applicable LIBOR Rate Margin and Applicable Reference Rate Margin in accordance with the terms of the definition thereof and (B) a report setting forth the figures for the corresponding date or period set forth in the projections delivered to the Agent pursuant to Section 6.01(g)(i) and (g)(ii), all in reasonable detail and certified by an Authorized Officer of NATC ;

                (v) [Intentionally Omitted.]

                (vi) [Intentionally Omitted.]

                (vii) as soon as available and in any event not later than 31 days after the end of each Fiscal Year, financial projections, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(A), prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agent, for the immediately succeeding Fiscal Year for NATC and its Subsidiaries, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by NATC to be reasonable at the time made and from the information then available to NATC;

                (viii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any material investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                (ix) as soon as possible, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development that could reasonably be expected to have a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

                (x) (A) as soon as possible and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 3 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                (xi) promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Authorized Officer of any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined (and provided there is a reasonable chance of an adverse determination), could reasonably to expected to have a Material Adverse Effect;

                (xii) as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract (including the NAHC Notes Indenture Documents and the NATC Notes Indenture Documents);

                (xiii) as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

                (xiv) as soon as possible and in any event within 5 Business Days after an Authorized Officer of any Loan Party has actual knowledge thereof, copies of any notices with respect to product recalls that any Loan Party receives from any Governmental Authority;

                (xv) as soon as possible and in any event within 15 days after each meeting of the Board of Directors of the Parent, a copy of the meeting agenda for such board meeting;

                (xvi) as soon as possible and in any event within 5 Business Days after submission to ATF, copies of any ATF Form 5000.24 and ATF Form 5230.3;

                (xvii) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its public Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                (xviii) promptly upon receipt thereof, copies of all management letters, if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

                (xix) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as the Agent may from time to time may reasonably request.

           (b) Additional Guaranties and Collateral Security. Cause:

                (i) each Subsidiary of any Loan Party not in existence on the Effective Date, and each Subsidiary of any Loan Party which is a non-borrowing Subsidiary on the Effective Date or upon formation or acquisition but later ceases to be a non-borrowing Subsidiary, to execute and deliver to the Agent promptly and in any event within 10 days (except that, with respect to clause
(D) below, 30 days) after the formation, acquisition or change in status thereof
(A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, if certificated, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating, on the owned real property of such Subsidiary, a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance reasonably satisfactory to the Agent, together with such other agreements, instruments and documents as the Agent may reasonably require whether comparable to the documents required under Section 7.01(o) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements applicable to the Loan Party contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within 10 days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, if certificated, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent.

           (c) Compliance with Laws, Etc. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, orders (including, all ATF regulations and all Environmental
Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent non-compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) pay, and cause each of its Subsidiaries to pay, before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

           (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

           (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

           (f) Inspection Rights. Subject to Section 4.01, permit, and cause each of its Subsidiaries to permit, the agents and representatives of the Agent at any time and from time to time during normal business hours, at the reasonable expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Agent in accordance with this Section 7.01(f).

           (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

           (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. All policies covering the Collateral are to be made payable to the Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies which, if paid during the absence of an Event of Default, will be promptly delivered by Agent to Administrative Borrower. All certificates of insurance are to be delivered to the Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Agent and such other Persons as the Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, and the Agent shall promptly notify the Administrative Borrower if the Agent undertakes any of the foregoing actions.

           (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

           (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Agent any documentation of such compliance which the Agent may reasonably request; (iii) provide the Agent written notice within ten (10) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) provide the Agent with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect.

           (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) so long as an Event of Default has occurred and is continuing, authorizes the Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office,
(ii) authorizes the Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

           (l) Change in Collateral; Collateral Records. (i) Give the Agent not less than 15 days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.01(ee) and with respect to which the Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Agent for the benefit of the Lenders from time to time, solely for the Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral.

           (m) Landlord Waivers; Collateral Access Agreements. (i) At any time any Collateral with a book value in excess of $1,000,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, use commercially reasonable efforts to obtain written subordinations or waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                (ii) Use commercially reasonably efforts to obtain written access agreements, in form and substance satisfactory to the Agent, providing access to Collateral having an aggregate value in excess of $1,000,000 that is located on any premises not owned by a Loan Party in order to remove such Collateral from such premises during an Event of Default.

           (n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agent and the Lenders in accordance with the Intercompany Subordination Agreement.

           (o) After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any fee interest in any real property (wherever located) (each such interest being an "After Acquired Property") with a Current Value (as defined below) in excess of $500,000, immediately so notify the Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below. Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Agent the following, each in form and substance reasonably satisfactory to the Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agent and the Lenders thereunder, (iii) a Title Insurance Policy,
(iv) a survey of such real property, certified to the Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Agent, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Agent by a company reasonably satisfactory to the Agent, and (vi) such other documents or instruments (including guarantees and opinions of counsel) as the Agent may reasonably require. The Borrowers shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(o).

           (p) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31st of each calendar year unless the Agent consents to a change in such Fiscal Year (and appropriate related changes to this Agreement).

           (q) License Agreement. Maintain in effect NATC's Distribution Agreements with Bollore Technologies S.A. ("Bollore") during the term of this Agreement. The term "Bollore Distribution Agreements" means, collectively (i) the Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, as amended, between NATC and Bollore in regard to the territory of the United States and the District of Columbia and (ii) the Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, as amended, between NATC and Bollore in regard to the territory of Canada.

           (r) Chief Executive Officer. The Chief Executive Officer of the business of the Parent shall be reasonably acceptable to Agent and the Lenders; for purposes of this Section 7.01(r), Alvarez & Marsal, LLC is deemed to be reasonably acceptable.

           (s) Use of Proceeds. The proceeds of the Loans shall be used to refinance existing bank indebtedness of the Borrowers and for working capital requirements and other general corporate purposes of the Borrowers.

           Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

           (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

           (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

           (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that:

                (i) any wholly-owned Subsidiary of NATC may be merged into any Borrower, may consolidate with any Borrower or may sell, transfer or otherwise dispose of all or any part of its business, property or assets to any Borrower, so long as (A) no other provision of this Agreement would be violated thereby,
(B) such Loan Party gives the Agent at least 30 days' prior written notice of such merger, disposition or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation; and

                (ii) any Loan Party and its Subsidiaries may (A) sell Inventory and excess raw materials in the ordinary course of business, (B) sell, liquidate or otherwise transfer assets used in or relating to the manufactured cigarette business of such Persons, (C) cancel any NAHC Notes held by NATC, (D) dispose of obsolete or worn-out equipment in the ordinary course of business, and (E) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions (x) in the case of clauses (D) and
(E) above, shall not exceed $1,500,000 in the aggregate in any Fiscal Year.

           (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in
Section 6.01(l).

           (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) so long as no Event of Default has occurred and is continuing, intercompany loans and advances (A) by it to any Loan Party (other than the Parent ) and by any Loan Party to it (other than the Parent), made in the ordinary course of business and (B) by any Loan Party to the Parent, so long as the proceeds of such loans are used for the purposes described in Section 7.02(h)(A) as if such funds were paid to the Parent by means of a dividend rather than a loan, (iii) the repurchase of any NAHC Notes or NATC Notes to the extent permitted under Section 7.02(m)(ii), (iv) Permitted Investments and (v) Permitted Acquisitions.

           (f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 7.02, and
(B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $5,000,000.

           (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Borrowers and their Subsidiaries for the Fiscal Year set forth below to exceed the amount set forth opposite such date, provided that (i) the lesser of (x) 100% of any such amount referred to below, if not so expended in any Fiscal Year for which it is permitted and (y) $3,000,000, may be carried over for expenditure in any succeeding Fiscal Year and (ii) Capital Expenditures made pursuant to this Section during any Fiscal Year shall be deemed made, first, in respect of amounts permitted for such Fiscal Year as provided above and, second, in respect of amounts carried over from prior Fiscal Years pursuant to clause (i) above:

                    Fiscal Year End                 Capital Expenditures
                    ---------------                 --------------------
                  December 31, 2005                    $5,000,000
                  December 31, 2006                    $3,000,000
                  December 31, 2007                    $2,000,000
                  December 31, 2008                    $2,000,000
                  December 31, 2009                    $2,000,000

           (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Borrower or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Borrower or any direct or indirect parent of any Borrower, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Borrower, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Borrower or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Borrower or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Borrower or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Borrower; provided, however, (A) any Loan Party may pay dividends to the Parent (1) in amounts necessary to pay customary expenses of the Parent in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of the Parent), (2) in amounts necessary to pay taxes when due and owing by the Parent, (3) in amounts necessary to pay scheduled interest on the NAHC Notes and (4) to enable the Parent to repurchase the NAHC Notes to the extent the making of such dividends to fund such repurchase is permitted under the NATC Indenture, (B) any Subsidiary of any Borrower may pay dividends to such Borrower, and (C) the Parent may pay dividends in the form of common Capital Stock, provided that, in each case of clauses (A) through (C) above, at the election of the Agent, which the Agent may and, upon the direction of the Required Lenders, shall make by notice to the Administrative Borrower, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment or, if either immediately before or after giving effect to any such payment, on a pro forma basis the Loans and Letter of Credit Obligations exceed the Leverage Cap.

           (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

           (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e).

           (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances to any Loan Party or any of its Subsidiaries or
(iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this
Section 7.02(k) shall prohibit or restrict compliance with:

                     (A) this Agreement and the other Loan Documents;

                     (B) the NAHC Notes Indenture Documents or the NATC Notes Indenture Documents;

                     (C) any agreements in effect on the date of this Agreement and described on Schedule 7.02(k);

                     (D) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                     (E) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                     (F) in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

           (l) Limitation on Issuance of Capital Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants other than issuances by the Parent of Capital Stock or options, warrants and other convertible securities for Capital Stock to the extent not otherwise prohibited by the other terms of this Agreement or the other Loan Documents.

           (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness (including, without limitation, the NAHC Notes and the NATC Notes) or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations and (in the absence of a continuing Event of Default and to the extent permitted under the NATC Indenture) the NAHC Notes and the NATC Notes, make any voluntary or optional payment, prepayment, purchase, redemption, defeasance, sinking fund payment or other acquisition for value of any of its, the Parent's or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

           (o) [Intentionally Omitted]

           (p) Properties. Permit any property to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a valid and perfected first priority Lien.

           (q) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits coverage to retired employees after termination of employment other than as required by Section 601 of ERISA or applicable law in addition to any such plan or plans previously adopted; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, in each case which could reasonably be expected to have a Material Adverse Effect.

           (r) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials could not reasonably be expected to result in a Material Adverse Effect.

           (s) Certain Agreements. Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract (excluding any amendments to the Bollore Distribution Agreements relating to the quantity and cost of the cigarette paper booklets subject to the distribution provisions thereunder).

           (t) Certain Inactive Subsidiaries. Permit International Flavors and Technology, Inc. or Select Tobacco Brands, Inc. to (i) conduct or transact or otherwise engage in any business or operations, or own or acquire any assets or properties, other than, in the case of Select Tobacco Brands, Inc., maintaining a commercial checking account (with a zero balance) and an MSA investment account (holding a bond with a value of $172,000) with JPMorgan Chase Bank, N.A., (ii) incur any Indebtedness or grant or suffer to exist any Lien on its assets or property or (iii) enter into any agreement or contract not in effect on the Effective Date.

           Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

           (a) Leverage Ratio. Permit the Leverage Ratio as of the end of each calendar month to be greater than 3.75:1.00.

           (b) Consolidated EBITDAR. Permit Consolidated EBITDAR of NATC and its Subsidiaries for each period of four (4) consecutive fiscal quarters of NATC and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the applicable amount set forth below:

                     Fiscal Quarter End                 Consolidated EBITDAR
                     ------------------                 --------------------
                    June 30, 2005                           $18,532,000
                    September 30, 2005                      $17,072,000
                    December 31, 2005                       $21,067,000
                    March 31, 2006                          $22,189,000
                    June 30, 2006                           $23,652,000
                    September 30, 2006                      $24,701,000
                    December 31, 2006                       $25,460,000
                    March 31, 2007                          $26,121,000
                    June 30, 2007                           $27,037,000
                    September 30, 2007                      $27,738,000
                    December 31, 2007                       $28,414,000
                    March 31, 2008                          $28,702,000
                    June 30, 2008                           $29,068,000
                    September 30, 2008                      $29,431,000
                    December 31, 2008                       $29,810,000
                    March 31, 2009                          $30,104,000
                    June 30, 2009                           $30,481,000
                    September 30, 2009                      $30,851,000
                    December 31, 2009                       $31,238,000

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL


           Section 8.01 Collection of Accounts Receivable; Management of Collateral. On or prior to the Effective Date, the Loan Parties shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 8.01 (each a "Cash Management Bank"), and shall take such reasonable steps to enforce, collect and receive all amounts owing on the Accounts Receivable of Loan Parties or any of their Subsidiaries, (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all proceeds in respect of any Collateral and all collections and other amounts received by any Loan Party (including payments made by the Account Debtors directly to any Loan Party) into a Cash Management Account and (iii) establish, and during the term of this Agreement, maintain a Cash Management Account with each Cash Management Bank. The Loan Parties shall cause each Cash Management Bank identified on Schedule 8.01 hereto to execute and deliver to the Agent a control agreement, in form and substance reasonably satisfactory to the Agent, or enter into other arrangements in form and substance satisfactory to the Agent, pursuant to which each Cash Management Bank shall irrevocably agree that it will comply at any time with the instructions originated by the Agent to such Cash Management Bank directing the disposition of cash, securities, payments and all other items from time to time credited to such account, without the further consent of such Loan Party, provided that the Agent and the Lenders agree that they will not give such instructions to such Cash Management Banks in the absence of a continuing Event of Default.

           (b) All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Loan Parties from any of their Account Debtors, as proceeds from Accounts Receivable of the Loan Parties, or as proceeds of any other Collateral, shall be held by the Loan Parties in trust for the Agent and the Lenders and upon receipt be deposited by the Loan Parties in original form and no later than the next Business Day after receipt thereof into a Cash Management Account. The Loan Parties shall not commingle such collections with the Loan Parties' own funds or the funds of any of their Subsidiaries or Affiliates or with the proceeds of any assets not included in the Collateral. No checks, drafts or other instruments received by the Agent shall constitute final payment to the Agent unless and until such checks, drafts or instruments have actually been collected.

           (c) After the occurrence and during the continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and after providing written notice to the Administrative Borrower, the Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto.

           (d) Each Loan Party hereby appoints the Agent or its designee on behalf of the Agent as the Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as the Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee in accordance with Section 8.01(c) are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until no Event of Default shall be continuing or all of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

           (e) Nothing herein contained shall be construed to constitute the Agent as agent of any Loan Party for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to the Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

           (f) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Agent is hereby authorized (but in no event obligated) in its discretion, after the occurrence and during the continuance of an Event of Default, to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Loan Parties shall notify the Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

           (g) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agent and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

           Section 8.02 Accounts Receivable Documentation. After the occurrence and during the continuance of an Event of Default, the Loan Parties will at such intervals as the Agent may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agent and furnish such further schedules and/or information as the Agent may reasonably require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral. The Loan Parties' failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien on the Collateral.

           Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Agent's Lien, each Loan Party covenants, represents and warrants:
(a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Agent for the benefit of the Lenders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations; (c) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agent shall reasonably require; (d) such Loan Party shall promptly notify the Agent if any Account Receivable arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law to the extent the aggregate amount of Accounts Receivable arising under such contract exceeds $1,000,000 at any time; (e) such Loan Party will, promptly upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (f) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be promptly pledged, endorsed, assigned and delivered to the Agent for the benefit of the Lenders as additional Collateral; (g) such Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business; and (h) such Loan Party is not and shall not be entitled to pledge the Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

           Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of any Event of Default, the Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and the Lenders' interests in the Collateral. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All reasonable costs and expenses incurred by the Agent by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

           Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

           (a) any Borrower shall fail to pay (i) any principal of any Loan payable under this Agreement when due or (ii) interest on any Loan, any Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document within 3 Business Days from the date due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

           (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Agent, any Lender or the L/C Issuer pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

           (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in paragraphs (b), (c), (f), (h), (j), (m), (q), (r) or
(s) of Section 7.01, Section 7.02 or Section 7.03 or ARTICLE VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party or any Mortgage to which it is a party;

           (d) any Loan Party shall fail to perform or comply with (i) any term, covenant or agreement contained in Section 7.01(a) of this Agreement (other than subparagraphs (vii), (viii), (ix), (x), (xi), (xii) and (xvii) thereof) and such failure, if capable of being remedied, shall remain unremedied for a period of 10 days, or (ii) any term, covenant or agreement contained in subparagraphs
(vii), (viii), (ix), (x), (xi), (xii) and (xvii) of Section 7.01(a) of this Agreement and such failure, if capable of being remedied, shall remain unremedied for a period of 5 days;

           (e) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b), (c) and (d) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 20 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Loan Party;

           (f) any Loan Party or any of its Subsidiaries shall fail to pay any principal of or interest or premium on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement), to the extent that the aggregate principal amount of all such Indebtedness exceeds $2,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

           (g) any Loan Party or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);

           (h) any proceeding shall be instituted against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

           (i) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

           (j) any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

           (k) any bank at which any deposit account, blocked account, or lockbox account of any Loan Party is maintained shall fail to comply with any of the terms of any Cash Management Agreement or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party;

           (l) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $1,000,000 in the aggregate shall be rendered against any Loan Party or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, or (ii) there shall be a period of 20 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal, agreement between the parties subject to such judgment or otherwise, shall not be in effect; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (l) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;

           (m) any Loan Party or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than thirty
(30) days;

           (n) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party or any of its Subsidiaries, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

           (o) the indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

           (p) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000;

           (q) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $1,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Internal Revenue Code, the liability is in excess of such amount);

           (r) a Change of Control shall have occurred;

           (s) any Loan Party shall (i) receive a product recall notice or (ii) fail to be in substantial compliance with all current applicable statutes, rules, regulations, guides, policies, orders or directives administered or issued by a Governmental Authority, in each case, to the extent such notice or failure could reasonably be expected to have a Material Adverse Effect;

           (t) the occurrence of any "Event of Default" under and as defined in the NAHC Notes Indenture;

           (u) the occurrence of any "Event of Default" under and as defined in the NATC Notes Indenture; or

           (v) an event or development occurs which results in a Material Adverse Effect, as determined by the Agent in its reasonable business judgment;

           then, and in any such event, the Agent may, and shall at the request of the Required Lenders, by written notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which, to the extent permitted by applicable law, are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (g) or (h) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by the Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Subject to
Section 4.04(b), the Agent may, after the occurrence and during the continuation of any Event of Default, require the Borrowers to deposit with the Agent with respect to each Letter of Credit then outstanding cash in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Agent in the Letter of Credit Collateral Account as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                    ARTICLE X

                                      AGENT

           Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to
Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders;
(iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters;
(iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Agent Advances, for the Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

           Section 10.02 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If the Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

           Section 10.03 Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Loan as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

           Section 10.04 Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

           Section 10.05 Indemnification. To the extent that the Agent or the L/C Issuer is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify the Agent and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent's or the L/C Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

           Section 10.06 Agent Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as the Agent pursuant hereto without any duty to account to the other Lenders.

           Section 10.07 Successor Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

           (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent which, so long as no Event of Default has occurred and is continuing, shall be acceptable to the Administrative Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this ARTICLE X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

           (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

           Section 10.08 Collateral Matters.

           (a) After the occurrence and during the continuation of an Event of Default, the Agent may from time to time make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, costs, fees and expenses as described in Section 12.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Agent shall notify each Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

           (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans, Reimbursement Obligations, Letter of Credit Obligations, and all other outstanding Obligations in accordance with the terms hereof; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

           (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 10.08(b). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

           (d) The Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

           Section 10.09 Agency for Perfection. Each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. In addition, the Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                    GUARANTY

           Section 11.01 Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent, the Lenders and the L/C Issuer in enforcing any rights under the guaranty set forth in this ARTICLE XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agent, the Lenders and the L/C Issuer under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower.

           Section 11.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Lenders or the L/C Issuer with respect thereto. Each Guarantor agrees that this ARTICLE XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Agent or any Lender to any Collateral. The obligations of each Guarantor under this ARTICLE XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this ARTICLE XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

           (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

           (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

           (d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, the Agent, any Lender or the L/C Issuer;

           (e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

           (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent, the Lenders or the L/C Issuer that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent, the Lenders, the L/C Issuer or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

           Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XI and any requirement that the Agent, the Lenders or the L/C Issuer exhaust any right or take any action against any Loan Party, any other Person or any Collateral, (iii) any right to compel or direct the Agent, any Lender or the L/C Issuer to seek payment or recovery of any amounts owed under this ARTICLE XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that the Agent, any Lender or the L/C Issuer protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Agent, the Lenders and the L/C Issuer shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE XI, and acknowledges that this ARTICLE XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

           Section 11.04 Continuing Guaranty; Assignments. This ARTICLE XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this ARTICLE XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent, the Lenders and the L/C Issuer and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans, the Reimbursement Obligations and the Letter of Credit Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

           Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this ARTICLE XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent, the Lenders and the L/C Issuer against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Agent, the Lenders and the L/C Issuer and shall forthwith be paid to the Agent, the Lenders and the L/C Issuer to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this ARTICLE XI thereafter arising. If (i) any Guarantor shall make payment to the Agent, the Lenders and the L/C Issuer of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Agent, the Lenders and the L/C Issuer will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                                   ARTICLE XII

                                  MISCELLANEOUS

           Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

                  North Atlantic Trading Company, Inc.
                  257 Park Avenue South, 7th Floor
                  New York, New York 10010
                  Attention:  Chief Financial Officer
                  Telephone:  212-253-8185
                  Telecopier:  212-253-8296
                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention: Warren T. Buhle, Esq.
                  Telephone:  212-310-8000
                  Telecopier:  212-310-8007

                  if to the Agent, to it at the following address:

                  Fortress Credit Corp.
                  1251 Avenue of the Americas
                  16th Floor
                  New York, New York  10020
                  Attention:  Dennis Diczok
                  Telephone:  212-798-6100
                  Telecopier:  212-793-6133

                  with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Eliot L. Relles, Esq.
                  Telephone:  212-756-2000
                  Telecopier:  212-593-5955

           or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Agent or the L/C Issuer pursuant to ARTICLE II and ARTICLE III shall not be effective until received by the Agent or the L/C Issuer, as the case may be.

           Section 12.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (and, in the case of amendments, the Borrowers) or by the Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby,
(ii) increase the Total Commitment without the written consent of each Lender,
(iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Agent for the benefit of the Lenders, or release any Borrower or any Guarantor, or (vi) amend, modify or waive Section 4.04 or this Section 12.02 of this Agreement, in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

           Section 12.03 No Waiver; Remedies, Etc. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

           Section 12.04 Expenses; Taxes; Attorneys' Fees. The Borrowers will pay on demand, all reasonable costs and expenses incurred by or on behalf of the Agent (and, in the case of clauses (b) through (i) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, reasonable fees, costs, client charges and expenses of counsel for the Agent (and subject to Section 4.01, in the case of clauses (b) through (i) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the defense of any claim or action asserted or brought against the Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent's or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, unless such defense has been rejected due to such Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, (d) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (e) the filing of any petition, complaint, answer, motion or other pleading by the Agent or any Lender, or the taking of any action in respect of their interest in the Collateral or other security granted to such Person under any Loan Document, in accordance with this Agreement or any other Loan Document, (f) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in accordance with this Agreement or any other Loan Document, (g) any attempt to enforce any Lien or security interest in any Collateral or other security in accordance with this Agreement or any other Loan Document, (h) any attempt to collect from any Loan Party following and during the continuance of an Event of Default, or (i) the receipt by the Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (y) after the occurrence and during the continuance of an Event of Default, if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

           Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by the Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agent and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

           Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

           Section 12.07 Assignments and Participations.

           (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

           (b) Each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of Letter of Credit Obligations); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) an Affiliate of such Lender or a Related Fund of such Lender or
(y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), (ii) except as provided in the last sentence of this Section 12.07(b), the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund), (iii) except as provided in Section 12.07(b)(iv), any such assignment shall be made with the written consent of the Agent and, in the absence of a continuing Event of Default pursuant to Section 9.01(a), (g) or
(h), the Administrative Borrower (such consent not to be unreasonably withheld or delayed), and (iv) no written consent of the Agent shall be required (1) in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund, (2) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or (3) if such assignment is to Ableco Finance LLC, CapitalSource Finance LLC, NewStar Financial LLC or any of their Affiliates or Related Funds. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything contained to the contrary in this
Section 12.07(b), a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or a Related Fund of such Lender without delivering an Assignment and Acceptance to the Agent; provided, that (x) the Borrowers and the Agent may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered an Assignment and Acceptance to the Agent for recordation, (y) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Agent or any other Person shall not affect the legality, validity or binding effect of such assignment and (z) such assignment shall be effective from and after the date specified in such Assignment and Acceptance.

           (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

           (d) The Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the "Registered Loans") and Letter of Credit Obligations owing to each Lender from time to time. Other than in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment pursuant to the last sentence of Section 12.07(b) as to which an Assignment and Acceptance is not delivered to the Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register (the "Related Party Register") comparable to the Register on behalf of the Borrowers.

           (e) Upon its receipt by the Agent of an Assignment and Acceptance subject to any consent required from the Agent and/or the Administrative Borrower pursuant to Section 12.07(b), the Agent shall (i) accept such assignment and (ii) record the information contained therein in the Register.

           (f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or the Related Party Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the

Register or the Related Party Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

           (g) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register for this purpose as a non-fiduciary agent of the Borrowers on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

           (h) Any Non-U.S. Lender who is assigned an interest in any portion of such Registered Loan pursuant to an Assignment and Acceptance shall comply with
Section 2.08(d).

           (i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender's obligations under this Agreement (including its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; (iii) any such participation shall be made with the written consent of the Agent and the Administrative Borrower to the extent the consent of such Person would be required under Section 12.07(b) if such transfer was effected as an assignment rather than a participation; and (iv) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 4.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

           Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

           Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

           Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HERETO IN ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR

HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

           Section 12.12 Consent by the Agent and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which the Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

           Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

           Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon the Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by the Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, the Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Lender and the Administrative Borrower, and if the Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent, such Lender or the L/C Issuer.

           Section 12.15 Indemnification.

           (a) General Indemnity. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Agent, each Lender and the L/C Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Agent's or any Lender's furnishing of funds to the Borrowers or the L/C Issuer's issuing of Letters of Credit for the account of the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (iv) any claims, liabilities or losses with respect to or resulting from any omission of any Loan Party to pay or delay in paying any taxes, fees or similar impositions to be paid by it or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

           (b) Environmental Indemnity. Without limiting Section 12.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest;
(iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (v) any Environmental Liabilities and Costs relating to any investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (vi) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien and (vii) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in
Section 6.01(r) or the breach of any covenant made by the Loan Parties in
Section 7.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

           (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

           Section 12.16 NATC as Agent for Borrowers. Each Borrower hereby irrevocably appoints NATC as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agent and receive from the Agent all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agent nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agent and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Agent or any Lender hereunder or under the other Loan Documents, provided that the Borrowers shall not have any obligation to any Indemnitee under this Section 12.16 for any matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction

           Section 12.17 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Closing Fee, Loan Servicing Fee, the Unused Line Fee and the Letter of Credit Fee, shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

           Section 12.18 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, the Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agent, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

           Section 12.19 Interest. It is the intention of the parties hereto that the Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to the Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agent or any Lender that is contracted for, taken, reserved, charged or received by the Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to the Agent or any

Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to the Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agent or such Lender pursuant to this Section 12.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agent or such Lender would be less than the amount of interest payable to the Agent or such Lender computed at the Highest Lawful Rate applicable to the Agent or such Lender, then the amount of interest payable to the Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agent or such Lender until the total amount of interest payable to the Agent or such Lender shall equal the total amount of interest which would have been payable to the Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.19.

           For purposes of this Section 12.19, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agent and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

           The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

           Section 12.20 Confidentiality. The Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with industry practices for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Agent or any Lender,
(iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which the Agent or any Lender is a party or
(v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.20. Notwithstanding the foregoing, the Agent and each Lender may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the financing contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or any Lender relating to such tax treatment and tax structure. The Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that the Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

           Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

           Section 12.22 Public Disclosures. Each Loan Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Agent or any Lender or referring to this Agreement or the other Loan Documents without at least 3 Business Days' prior notice to the Agent and the Lenders and without the prior written consent of the Agent and the Lenders unless (and only to the extent that) such Loan Party or such Affiliate is required to do so under law and then, in any event, such Loan Party or such Affiliate will consult with the Agent and the Lenders before issuing such press release or other public disclosures. Each Loan Party consents to the publication by the Agent and the Lenders of a tombstone or similar advertising materials relating to the financing transactions contemplated by this Agreement. The Agent and the Lenders shall provide a draft of any such tombstone or similar advertising material to each Loan Party for review and comment prior to the publication thereof. Subject to Section 12.20, the Agent and the Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                 BORROWERS:
                                 ----------

                                 NORTH ATLANTIC TRADING COMPANY, INC.


                                 By: /s/ Brian Harriss
                                    --------------------------------------------
                                    Name:  Brian Harriss
                                    Title: Chief Financial Officer and Senior
                                           Vice President

                                 NORTH ATLANTIC OPERATING COMPANY, INC.


                                 By: /s/ Brian Harriss
                                    --------------------------------------------
                                    Name:   Brian Harriss
                                    Title:  Chief Financial Officer and Senior
                                            Vice President

                                 NATIONAL TOBACCO COMPANY, L.P.

                                 By: National Tobacco Finance Corporation, as its general partner


                                 By: /s/ Brian Harriss
                                    --------------------------------------------
                                    Name:  Brian Harriss
                                    Title: Chief Financial Officer and Senior
                                           Vice President

                                 NATIONAL TOBACCO FINANCE CORPORATION


                                 By: /s/ Brian Harriss
                                    --------------------------------------------
                                    Name:  Brian Harriss
                                    Title: Chief Financial Officer and Senior
                                           Vice President

                                 NORTH ATLANTIC CIGARETTE COMPANY, INC.


                                 By: /s/ Brian Harriss
                                    --------------------------------------------
                                    Name:  Brian Harriss
                                    Title: Chief Financial Officer and Senior
                                           Vice President

                                 STOKER, INC.


                                 By: /s/ Brian Harriss
                                    --------------------------------------------
                                    Name:  Brian Harriss
                                    Title: Chief Financial Officer and Senior
                                           Vice President

                                 RBJ SALES, INC.


                                 By: /s/ Brian Harriss
                                    --------------------------------------------
                                    Name:   Brian Harriss
                                    Title:  Chief Financial Officer and Senior
                                            Vice President

                                 FRED STOKER & SONS, INC.


                                 By: /s/ Brian Harriss
                                    --------------------------------------------
                                    Name:   Brian Harriss
                                    Title:  Chief Financial Officer and Senior
                                            Vice President


                                 GUARANTORS:
                                 -----------

                                 NORTH ATLANTIC HOLDING COMPANY, INC.


                                 By: /s/ Brian Harriss
                                    --------------------------------------------
                                    Name:   Brian Harriss
                                    Title:  Chief Financial Officer and Senior
                                            Vice President

                                 AGENT AND LENDER:
                                 -----------------

                                 FORTRESS CREDIT CORP.


                                 By: /s/ Marc K. Furstein
                                    --------------------------------------------
                                    Name:    Marc K. Furstein
                                    Title:   Chief Operating Officer

                                SCHEDULE 1.01(A)

                        LENDERS AND LENDERS' COMMITMENTS



                                                                     Revolving Credit
                                                                     ----------------
Lenders' Name and Addre ss            Term Loan A Commitment           Commitment          % of Total Commitment
--------------------------            ----------------------           ----------          ---------------------
Fortress Credit Corp.                     $30,000,000                  $55,000,000                100%
1251 Avenue of the Americas
16th Floor
New York, New York 10020
